UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN HEALTHCARE REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

April 9, 2026

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2026 Annual Meeting of Stockholders of American Healthcare REIT, Inc., to be held on June 24, 2026 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders, including the election of the nine directors named in this Proxy Statement; the ratification of the appointment of our independent registered public accounting firm; and the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers.

Moreover, we will provide an update on our portfolio and company performance at the 2026 Annual Meeting of Stockholders.

Every stockholder’s vote is important and assists us in establishing the necessary quorum to conduct business at the 2026 Annual Meeting of Stockholders. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2026 Annual Meeting of Stockholders. Accordingly, whether or not you intend to be present at the 2026 Annual Meeting of Stockholders, we appreciate your prompt attention in voting and submitting your proxy. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed, postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Please follow the directions provided in the proxy statement. This will not prevent you from attending and voting in person at the 2026 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2026 Annual Meeting of Stockholders.

Thank you for your attention to this matter and for your continued support of, and interest in, our company.

Sincerely,

Jeffrey T. Hanson
Chairman of the Board of Directors and Interim Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 24, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of American Healthcare REIT, Inc., a Maryland corporation, will be held on June 24, 2026, at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.
to consider and vote upon the election of the nine directors named in the Proxy Statement, each to hold office for a one-year term expiring at the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;
2.
to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026;
3.
to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2025; and
4.
to transact such other business as may properly come before the 2026 Annual Meeting of Stockholders or any adjournments or postponements thereof.

These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record at the close of business on April 1, 2026 are entitled to vote at the 2026 Annual Meeting of Stockholders of American Healthcare REIT, Inc. We reserve the right, in our sole discretion, to adjourn or postpone the 2026 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 24, 2026

The proxy statement and annual report to stockholders are available at https://www.proxyvote.com.

You may obtain directions to attend the 2026 Annual Meeting of Stockholders of American Healthcare REIT, Inc. by calling 1 (949) 270-9225.

Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed, postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Instructions are included with the proxy card. If you attend the 2026 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Mark E. Foster
EVP, General Counsel and Secretary

April 9, 2026

i

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of American Healthcare REIT, Inc., or American Healthcare REIT, on behalf of American Healthcare REIT, for use in voting at the 2026 Annual Meeting of Stockholders, or the annual meeting, to be held on June 24, 2026 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being distributed to stockholders entitled to vote as of the record date, April 1, 2026.

About the Meeting

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to: (i) consider and vote upon the election of the nine directors named in this Proxy Statement, each to hold office for a one-year term expiring at the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm, for the year ending December 31, 2026; (iii) approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2025, or the say on pay proposal; and (iv) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Management will also provide an update on our portfolio and company performance and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

What is our Board of Directors’ voting recommendation?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors unanimously recommends that you vote your shares: (i) “FOR” each of the nominees to our Board of Directors; (ii) “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2026; and (iii) “FOR” approval of the advisory (non-binding) say on pay proposal. No director has informed us that he or she intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 1, 2026, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements thereof. As of the record date, an aggregate of 191,870,178 shares of our common stock were issued and outstanding and entitled to vote. Each outstanding share of our common stock, regardless of share class, entitles its holder to cast one vote on each proposal to be voted on at the annual meeting.

What constitutes a quorum?

If holders of a majority of the aggregate shares of our common stock outstanding on the record date and entitled to vote on any matter are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions, withhold votes and broker non-votes will be counted to determine whether a quorum is present.

How do I vote my shares at the annual meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received by June 23, 2026.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvote.com until 11:59 p.m. Eastern Time on June 23, 2026.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1 (800) 690-6903 until 11:59 p.m. Eastern Time on June 23, 2026.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone or the Internet?

If you are a stockholder of record as of April 1, 2026, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the annual meeting?

•
In the election of directors, the nine director nominees receiving a plurality of the votes cast at a meeting at which a quorum is present will be elected. This means that the nine director nominees receiving the largest number of affirmative (“FOR”) votes cast at a meeting at which a quorum is present will be elected.
•
To ratify the appointment of Deloitte & Touche, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal.
•
To approve the advisory (non-binding) say on pay proposal, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

How are abstentions, withhold votes and broker non-votes treated?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Abstentions and withhold votes will have no impact on any of the above proposals. Broker non-votes are not expected with respect to the proposal to ratify the appointment of Deloitte & Touche, which is considered a “routine proposal” under New York Stock Exchange, or NYSE, rules, and will have no impact on any of the other proposals.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Every stockholder’s vote is important and helps us establish the necessary quorum to conduct business at the annual meeting. We appreciate your prompt attention in voting and submitting your proxy, which will help avoid potential delays and may save us additional expenses associated with soliciting stockholder proxies. We encourage you to participate in the governance of American Healthcare REIT and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting proxies for the meeting?

The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this proxy statement and the materials used in the solicitation of proxies, as available, will be borne by us. In addition to the distribution of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We do not anticipate paying any compensation to any other party for the solicitation of proxies but may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders. Although we may retain the services of a proxy solicitation firm if, in our Board of Director’s view, it is deemed necessary or advisable, we do not currently expect to retain such a firm.

PROPOSAL FOR

ELECTION OF DIRECTORS

(Proposal No. 1)

Background

Our Board of Directors currently consists of nine directors and is comprised of Jeffrey T. Hanson, Scott A. Estes, Brian J. Flornes, Dianne Hurley, Marvin R. O’Quinn, Danny Prosky, Valerie Richardson, Mathieu B. Streiff and Wilbur H. Smith III. Our charter, as amended, or our Charter, and bylaws, as amended, or our Bylaws, provide that the number of directors never be less than one, with a maximum of 15 directors, and that our directors each serve a term of one year, but may be re-elected.

The following table sets forth the names of and summary information regarding each incumbent director nominated by our Board of Directors to serve as our director for a term of office commencing on the date of the 2026 Annual Meeting of Stockholders and ending on the date of the 2027 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualifies or until the director’s earlier resignation or removal.

Name	Position	Appointed as Director Since	Age	Committees	Appointed to Committee Since
Jeffrey T. Hanson	Chairman of the Board of Directors; Interim Chief Executive Officer and President	2015	55
Danny Prosky	Director; Chief Executive Officer and President (currently on leave of absence from his executive role for medical reasons)	2021	61
Mathieu B. Streiff	Independent Director	2021	50	Nominating and Corporate Governance	2026
Scott A. Estes	Independent Director	2022	55	Audit (Chairman)	2022
Brian J. Flornes	Independent Director	2016	62	Audit; Nominating and Corporate Governance (Chairman)	2016; 2021
Dianne Hurley	Independent Director	2016	63	Audit; Compensation (Chairwoman)	2016; 2021
Marvin R. O’Quinn	Independent Director	2023	74	Compensation	2023
Valerie Richardson	Independent Director	2023	67	Compensation; Nominating and Corporate Governance	2023; 2023
Wilbur H. Smith III	Independent Director	2016	53	Nominating and Corporate Governance	2021

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR each of the nominees for director named above. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors, the executive officers or other key officers of American Healthcare REIT. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees agreed to serve as our directors if elected.

Director Qualifications

We believe that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our Board of Directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.

In addition to the targeted skill areas as noted above, we endeavor to select members of our Board of Directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our Board of Directors, including:

•
Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;
•
Relationships — understanding how to interact with investors, accountants, attorneys, management companies and markets in which we operate; and
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Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.

Information about Director Nominees

Jeffrey T. Hanson

Positions

•
Chairman of the Board: February 2026 to Present
•
Interim Chief Executive Officer and President: February 2026 to Present
•
Non-Executive Chairman of the Board: June 2022 to February 2026
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Executive Chairman of the Board: October 2021 to June 2022
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Chief Executive Officer and Chairman of the Board: January 2015 to October 2021

Education

•
B.S. degree in Business Administration from the University of Southern California

Jeffrey T. Hanson, age 55, served as our Non-Executive Chairman from June 2022 until his recent appointment as our Interim Chief Executive Officer and President in February 2026. He was also one of the founders and owners of AHI Group Holdings, LLC, or AHI Group Holdings, an investment management firm founded in 2011 that owned a controlling interest in American Healthcare Investors, LLC, or AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former adviser. Mr. Hanson was a founding principal, and served as Managing Director, of AHI from December 2014 to October 2021. Mr. Hanson also served as Chief Executive Officer and Chairman of the board of directors of Griffin-American Healthcare REIT III, Inc., or GAHR III, from January 2013 to October 2021, and previously served as Chief Executive Officer and Chairman of the board of directors of Griffin-American Healthcare REIT II, Inc., or GAHR II, from January 2009 to December 2014. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, or Grubb & Ellis, from December 2007 to November 2011 and served as Chief Investment Officer of several Grubb & Ellis’ investment management subsidiaries from July 2006 to November 2011. From 1997 to July 2006, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in the firm’s Newport Beach office. Additionally, from December 2015 to November 2016, Mr. Hanson served as a member of the board of directors of Trilogy Investors, LLC, or Trilogy.

Our Board of Directors selected Mr. Hanson to serve as a director because he previously served as our Chief Executive Officer and Chairman of the Board for six years. Mr. Hanson has also served in various executive roles overseeing all aspects of commercial real estate investment activities. Additionally, Mr. Hanson has insight into the development, finance, operations and marketing aspects of our company. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations bring strong financial and operational expertise to our Board of Directors.

Danny Prosky

Positions

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Director: October 2021 to Present
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Chief Executive Officer: October 2021 to Present (currently on medical leave)
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President: January 2015 to Present (currently on medical leave)
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Chief Operating Officer: January 2015 to October 2021
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Interim Chief Financial Officer: October 2015 to June 2016

Education

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B.S. degree in Finance from the University of Colorado
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M.S. degree in Management from Boston University

Danny Prosky, age 61, has served as our Chief Executive Officer since October 2021 and as our President since January 2015. Since February 2026, Mr. Prosky has taken a leave of absence from his executive roles for medical reasons, although he has continued to serve as an active member of our Board of Directors. He was also one of the founders and owners of AHI Group Holdings, as well as a founding principal and Managing Director of AHI from December 2014 to October 2021. Mr. Prosky also served as President and Chief Operating Officer of GAHR III from January 2013 to October 2021, as its Interim Chief Financial Officer from August 2015 to June 2016, and as one of its directors from December 2014 to October 2021. He previously served as President, Chief Operating Officer and a director of GAHR II from January 2009 to December 2014. From March 2006 to November 2011, Mr. Prosky served in various senior roles within the Grubb & Ellis organization, most recently as Executive Vice President, Healthcare Real Estate of its investment management subsidiary. Mr. Prosky also served as Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc., which became Healthcare Trust of America, Inc. in August 2009 and subsequently as Healthcare Realty Trust Incorporated in July 2022, from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky also worked for also worked for publicly traded healthcare REITs: (i) HCP, Inc., which is now known as Healthpeak Properties, Inc. (NYSE: DOC), where he served as its Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005, and (ii) American Health Properties, Inc. as its Manager, Financial Operations, Multi-Tenant Facilities from 1992 to 1999. Additionally, since December 2015, Mr. Prosky has also served as a member of the board of directors of Trilogy.

Our Board of Directors selected Mr. Prosky to serve as a director because he has served as our Chief Executive Officer and President until his recent medical leave beginning in February 2026, prior to which his primary focus had been on the acquisition and operation of healthcare and healthcare-related properties. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to the 14 years he worked at HCP, Inc. and American Health Properties. Our Board of Directors believes that his executive experience in the healthcare real estate industry coupled with his deep knowledge of our company’s strategies and operations bring strong financial and operational expertise to our Board of Directors.

Mathieu B. Streiff

Positions

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Independent Director: March 2026 to Present
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Nominating & Corporate Governance Committee Member: March 2026 to Present
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Director: October 2021 to March 2026
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Executive Vice President: August 2022 to December 2022
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Chief Operating Officer: January 2015 to October 2021

Education

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B.S. degree in Environmental Economics and Policy from the University of California, Berkeley
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J.D. degree from Columbia University Law School

Mathieu B. Streiff, age 50, was also one of the founders and owners of AHI Group Holdings as well as a founding principal and Managing Director of AHI from December 2014 to October 2021 and General Counsel from December 2014 to December 2019. He also served as Executive Vice President, General Counsel of GAHR III from July 2013 to October 2021, having served as its Executive Vice President from January 2013 to July 2013. Mr. Streiff served as Executive Vice President, General Counsel of GAHR II from September 2013 to December 2014, having served as its Executive Vice President from January 2012 to September 2013. From March 2006 to 2011, Mr. Streiff also served in various capacities within the Grubb & Ellis organization, and most recently as its Executive Vice President, General Counsel and Secretary from October 2010 to June 2011. From September 2002 to March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York, New York. Additionally, from December 2015 to November 2022, Mr. Streiff has also served as a member of the board of directors of Trilogy.

Our Board of Directors selected Mr. Streiff to serve as a director because he previously served as our Chief Operating Officer and General Counsel and has significant operational and legal experience relevant to our business, including in the areas of asset management, negotiating and structuring healthcare real estate acquisitions, financings, disposition transactions, corporate finance and corporate governance. Additionally, Mr. Streiff has 23 years of experience in the real estate and healthcare industries and relationships with chief executives and other senior management at other real estate and healthcare companies. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations bring valuable financial, legal and operational expertise to our Board of Directors.

Scott A. Estes

Positions

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Independent Director and Audit Committee Member: August 2022 to Present
•
Audit Committee Chairman: June 2023 to Present

Education

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B.A. degree in Economics in 1993 from the College of William and Mary

Scott A. Estes, age 55, has also served as a member of the board of trustees and audit committee chairman of JBG Smith Properties (NYSE: JBGS), a publicly-listed REIT that owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high growth and high barrier-to-entry submarkets in Washington, DC since June 2017. Having served as one of its independent directors since June 2018 and currently serving as a member of its audit and compensation committees, Mr. Estes has since January 2024 also served as Chairman of the Board of Directors of Essential Properties Realty Trust (NYSE: EPRT), a publicly-listed REIT that acquires, owns and manages primarily single tenant properties. Previously, Mr. Estes served as Executive Vice President — Chief Financial Officer of Welltower Inc., or Welltower (NYSE: WELL), a publicly-listed, S&P 500 constituent REIT focused on healthcare infrastructure, from January 2009 to October 2017, as well as its Senior Vice President and Chief Financial Officer from March 2006 to January 2009 and its Vice President of Finance from April

2003 to March 2006. During his Welltower tenure, Mr. Estes was significantly involved in managing the capital allocation effort supporting that company’s rapid growth, with direct oversight of capital markets transactions, which raised over $14 billion of equity capital and $10 billion of unsecured debt capital. From 1994 to April 2003, Mr. Estes served in various financial analyst capacities at Deutsche Bank Securities, Bank of America Securities and Morgan Stanley.

Our Board of Directors selected Mr. Estes to serve as a director based on his financial and business expertise, particularly in his former capacity as Chief Financial Officer of a large, NYSE-listed healthcare REIT. Additionally, our Board of Directors believes that his experience in the oversight of financial reporting, capital markets and capital raising, corporate finance and accounting, treasury, tax and audit functions, as well as his previous service on the board of directors of two other NYSE-listed REITs (particularly in his role as audit committee chairman) and his qualifications to serve as our audit committee financial expert will bring value to us.

Brian J. Flornes

Positions

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Independent Director and Audit Committee Member: February 2016 to Present
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Nominating & Corporate Governance Committee Chairman: October 2021 to Present
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Special Committee Member: October 2020 to October 2021

Education

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B.A. degree in Communication from Loyola Marymount University
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M.B.A. degree from Loyola Marymount University

Brian J. Flornes, age 62, served as the Chief Executive Officer of Vintage Senior Living, or Vintage, from June 2010 to September 2018, having co-founded the company in 1998 and served as its Co-Chief Executive Officer from inception to June 2010. Vintage owned and operated senior housing communities in California and Washington, specializing in independent senior living, assisted living and memory care services for Alzheimer’s and other dementia. Since February 2006, Mr. Flornes has been responsible for a direct joint-venture relationship with one of the nation’s largest pension funds, which has acquired 19 senior living communities and grown its net asset value to more than 2.5 times invested capital. Throughout his career, Mr. Flornes has directly contributed to the acquisition, development and financing of more than 8,000 units of senior living in 11 states. Mr. Flornes was a longstanding member of the American Senior Housing Association and also served on the board of the California Assisted Living Association. Mr. Flornes is a member of the World Presidents’ Organization.

Our Board of Directors selected Mr. Flornes to serve as a director because of his particular experience with the acquisition, development, operation and financing of healthcare-related properties and senior housing communities. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to his 31 years of industry experience managing all aspects of senior living. Mr. Flornes’ vast real estate experience in senior living also enhances his ability to contribute insight on achieving our investment objectives. Our Board of Directors believes that this experience will bring valuable knowledge and operational expertise to our Board of Directors.

Dianne Hurley

Positions

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Independent Director and Audit Committee Member: February 2016 to Present
•
Compensation Committee Chairwoman: June 2023 to Present
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Audit Committee Chairwoman: February 2016 to June 2023
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Special Committee Chairwoman: October 2020 to October 2021

Education

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A.B. degree from Harvard University
•
M.B.A. degree from Yale School of Management

Dianne Hurley, age 63, has also served as the Chief Operating Officer of MonCap Holdings, LLC, a growth private equity investment firm, since October 2024. Ms. Hurley has served as an independent director, compensation committee chairwoman, member of the audit committee, and former chair of the audit committee of TPG Mortgage Investment Trust (NYSE: MITT), a publicly-listed, residential mortgage REIT, since December 2020. In addition, from April 2022 to July 2023, Ms. Hurley was a Managing Director at Glocap Search, LLC, from May 2020 to April 2022, she was the Chief Financial and Operations Officer of Moravian Academy, and from March 2017 to July 2020, she was the Chief Administrative Officer of A&E Real Estate. Ms. Hurley was also an independent director and audit committee chairwoman of CC Real Estate Income Fund from March 2016 until its liquidation in August of 2020, and an independent director and nominating and corporate governance committee member of NorthStar Realty Europe from August 2016 until its sale in October of 2019, and an independent director and audit committee member of NorthStar/RXR New York Metro Income, Inc. from February 2015 to December 2018. She has also been an operations, finance and human capital management c-suite consultant in the real estate, asset management and education sectors since 2015. Earlier in her career, Ms. Hurley served as the founding Chief Administrative Officer at TPG Axon Capital and worked in the real estate department at Goldman Sachs.

Our Board of Directors selected Ms. Hurley to serve as a director in part due to her financial expertise, particularly in the real estate industry. Our Board of Directors believes that her service on the board of directors of several REITs, as well as her finance, operations, regulatory and compliance experience, will bring valuable insight to us in her role as the Compensation Committee chairwoman. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our Board of Directors.

Marvin R. O'Quinn

Positions

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Independent Director and Compensation Committee Member: January 2023 to Present

Education

•
B.S. degree in Science and Biology from the University of Washington
•
M.S. degree in Health Administration from Yale School of Management.

Marvin R. O’Quinn, age 74, served as the President and Chief Operating Officer of CommonSpirit Health from February 2019 to August 2023, where he spearheaded the growth and policy development of a health system resulting from the merger of Dignity Health and Catholic Health Initiatives that included 140 hospitals, approximately 150,000 employees and $30 billion in annual revenue. From January 2009 to February 2019, Mr. O’Quinn served as the Senior Executive Vice President and Chief Operating Officer of Dignity Health, a not-for-profit corporation that operated hospitals and ancillary care centers located in California, Arizona and Nevada. Mr. O’Quinn has also held executive and other key positions with New York Presbyterian Health System, as well as Providence Medical Center, Providence Milwaukie Hospital, Legacy Emanuel Hospital & Health Center, Willamette Falls Hospital, Valley Children’s Hospital and Harborview Medical Center. Also, until 2023, Mr. O’Quinn served as chairman of the board of directors for Dignity Health Global Education and held appointments with First Initiatives Insurance, Ltd., a captive insurance company that serves CommonSpirit Health. From 2015 to November 2025, he served as an independent director of Premier, Inc., (NASDAQ: PINC), a Nasdaq-listed healthcare improvement company.

Our Board of Directors selected Mr. O’Quinn to serve as a director due to his strong background in healthcare delivery systems and healthcare management and his vast understanding of the healthcare industry and extensive leadership experience throughout his more than 40-year career in the healthcare field. Additionally, our Board of Directors believes that Mr. O’Quinn’s service on the board of directors of a Nasdaq-listed healthcare company brings valuable insight to us, particularly in his role on its Compensation Committee and Finance Committee. With his significant experience, Mr. O’Quinn brings valuable industry knowledge to our Board of Directors.

Valerie Richardson

Positions

•
Independent Director: January 2023 to Present
•
Nominating & Corporate Governance Committee Member: January 2023 to Present
•
Compensation Committee Chairwoman: June 2023 to Present

Education

•
B.S. degree in Education from Texas State University
•
M.B.A. degree in Real Estate from the University of North Texas

Valerie Richardson, age 67, served as the Chief Operating Officer and Senior Advisor of ICSC, also known as the International Council of Shopping Centers, a professional trade organization serving the 50,000-member retail real estate marketplaces industry, from February 2021 to December 2025. She previously served as the Vice President of Real Estate for The Container Store, Inc., where she led its real estate team for 20 years from September 2000 to February 2021. Prior to The Container Store, Ms. Richardson served as a strategic real estate development executive for Ann Taylor, Inc., Barnes & Noble, Inc. and Trammell Crow Company. Additionally, since 2018, Ms. Richardson has also served as a member of the board of directors for Kimco Realty Corporation (NYSE: KIM), North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping and mixed-use centers, where she also serves as a member of its executive compensation and nominating and corporate governance committees and serves as chairperson of its executive compensation committee. Since 2004, Ms. Richardson has been a member of the Board of Trustees of ICSC and was elected as ICSC Chairman for the 2018-2019 term, ICSC Vice-Chairperson for the 2017-2018 term and Past Chairman for the 2019-2020 term. She also served on the Board of the ICSC Foundation from 2010 to 2016 and has been re-elected to the ICSC Foundation Board for the 2026-2029 term. She served as a Trustee at Baylor Scott & White Medical Center – Plano from 2010 to 2016, chairing the Quality Committee.

Our Board of Directors selected Ms. Richardson to serve as director in part due to her over 40 years of experience in the retail real estate industry during which time she held various executive positions. Our Board of Directors believes that Ms. Richardson’s service on the board of directors of a large NYSE-listed REIT that owns and operates shopping centers brings valuable insight to us, particularly in her role on the Nominating and Corporate Governance Committee and the Compensation Committee. With her broad understanding of real estate strategy and perspective on industry best practices, Ms. Richardson contributes beneficial business knowledge and skills to our Board of Directors.

Wilbur H. Smith III

Positions

•
Independent Director: February 2016 to Present
•
Nominating & Corporate Governance Committee Member: October 2021 to Present
•
Special Committee Member: October 2020 to October 2021

Education

•
B.S. degree in Agriculture from California Polytechnic State University, San Luis Obispo
•
M.B.A. degree in Real Estate Development from the University of Southern California

Wilbur H. Smith III, age 53, is also the Chief Executive Officer, President and Founder of Greenlaw Partners, LLC, a full-service real estate development and operating company, and Greenlaw Management, Inc., a commercial property management company, or, collectively, Greenlaw, which he founded in March 2003. Mr. Smith personally oversees all aspects of Greenlaw’s acquisition, operations and investment development/redevelopment programs. Since inception and under Mr. Smith’s leadership, Greenlaw has completed in excess of $10.0 billion in acquisitions and dispositions of 220 commercial real estate properties comprised of office, industrial, retail and multifamily assets, as well as land holdings. Prior to Greenlaw, Mr. Smith served as Vice President of Newport Beach-based Makar Properties from 1999 to 2003. Mr. Smith is an active member of Young Presidents Organization, or YPO, and currently serves on the board of the Orange County Gold Chapter. In addition, Mr. Smith is a founding member of Tiger21 Orange County Chapter, sits on the executive board of the University of Southern California Lusk Center for Real Estate and is the Vice Chair of the Board of Counselors of the University of Southern California Price School. Mr. Smith is also a licensed California real estate broker.

Our Board of Directors selected Mr. Smith to serve as a director due to his vast experience in the acquisition, operations, investment and disposition of commercial real estate as well as his experience with a number of leading global institutions through joint ventures, matching acquisitions with the appropriate investment structures/channels. Mr. Smith’s experience in the commercial real estate industry, capital markets and real estate operations enhances his ability to contribute to our investment strategies and help us achieve our investment objectives. Our Board of Directors believes his executive experience in the real estate industry will bring strong financial and operational expertise to our Board of Directors.

Vote Required

The nine director nominees receiving a plurality of the votes cast at a meeting at which a quorum is present will be elected. For purposes of the proposal to elect the director nominees, withhold votes and broker non-votes will count toward the presence of a quorum but will have no impact on the proposal. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” a nominee will be considered a vote in favor of the proposal to elect the director nominee to which it applies. A properly executed proxy card, or instruction by telephone or the Internet, indicating “WITHHOLD” will be considered a vote against the director nominee to which it applies.

Our Board of Directors recommends a vote FOR each of the nominees for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below. Each of our executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her appointment as an executive officer.

For biographical information regarding Mr. Prosky, our Chief Executive Officer and President, see “Proposal for Election of Directors — Information about Director Nominees” above.

Brian S. Peay

Positions

•
Chief Financial Officer: June 2016 to Present

Education

•
B.A. degree in Business Economics from the University of California, Santa Barbara

Brian S. Peay, age 60, served as Executive Vice President and Chief Financial Officer of AHI and as Chief Financial Officer of GAHR III from June 2016 to October 2021. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC from November 2005 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties, from November 1997 to November 2005, where he was responsible for the finance, accounting and reporting, risk management, information technology and human resource functions of the company. Prior to November 1997, Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. and as Manager at Kenneth Leventhal & Co. Mr. Peay became a Certified Public Accountant in the State of California in 1992; his current status is not practicing.

Gabriel M. Willhite

Positions

•
Chief Operating Officer: August 2022 to Present
•
Executive Vice President, General Counsel: October 2021 to August 2022
•
Associate General Counsel — Transactions: January 2020 to October 2021

Education

•
B.A. degree in Political Science and Communication from the University of Southern California
•
J.D. degree from the University of Minnesota Law School

Gabriel M. Willhite, age 45, served as Executive Vice President, General Counsel of AHI from January 2020 to October 2021 and prior to that served as Senior Vice President, Assistant General Counsel — Transactions of AHI since April 2016. Mr. Willhite also served as Assistant General Counsel — Transactions of GAHR III from January 2020 to October 2021. From November 2012 to April 2016, Mr. Willhite served as Legal Counsel for Sabal Financial Group, L.P., a real estate and finance company which was a subsidiary of Oaktree Capital Management, where he was responsible for overseeing portfolio acquisitions, financings, joint ventures, dispositions and strategic workout transactions. Prior to joining Sabal Financial Group, Mr. Willhite was an associate in the transactional practice group of Greenberg Traurig, LLP in Irvine, California. Additionally, since October 2020, Mr. Willhite has also served as a member of the board of directors of Trilogy, and as its chairman since August 2023. He is a member of the California State Bar Association.

Stefan K.L. Oh

Positions

•
Chief Investment Officer: March 2023 to Present
•
Executive Vice President, Head of Acquisitions: October 2021 to March 2023
•
Executive Vice President, Acquisitions: October 2015 to October 2021

Education

•
B.S. degree in Accounting from Pepperdine University

Stefan K.L. Oh, age 55, served as Executive Vice President, Acquisitions of AHI from October 2015 to October 2021, having previously served as its Senior Vice President, Acquisitions since December 2014. Mr. Oh also served as Senior Vice President — Acquisitions of GAHR II from January 2009 to December 2014 and as Senior Vice President, Acquisitions of AHI Group Holdings from January 2012 to December 2014. Mr. Oh also led healthcare real estate acquisitions for investment entities within the Grubb & Ellis organization from June 2007 to 2012. Prior to June 2007, Mr. Oh worked for HCP, Inc., now known as Healthpeak Properties, Inc. (NYSE: DOC), as well as Ernst & Young LLP. Mr. Oh is a Certified Public Accountant in the State of California (inactive).

Mark E. Foster

Positions

•
Executive Vice President, General Counsel: August 2022 to Present
•
Secretary: February 2023 to Present

Education

•
B.A. degree in International Relations, Political Science and Economics from the University of Southern California
•
J.D. degree from the University of Southern California, Gould School of Law

Mark E. Foster, age 53, was a partner in the commercial real estate practice group at Snell & Wilmer, L.L.P., located in Costa Mesa, California from September 2016 to July 2022. From June 2012 until to 2016, Mr. Foster served as Vice President, General Counsel and Corporate Secretary to Sabal Financial Group, L.P., where he was responsible for all legal matters related to the company’s management of over $6 billion in real estate and debt assets. Prior to June 2012, Mr. Foster served as in-house counsel for Rockefeller Group Development Corporation and Toll Brothers, Inc. (NYSE: TOL) and as an associate in the real estate group of Allen Matkins, LLP in Irvine, California.

OTHER KEY OFFICERS

Information regarding our other key non-executive officers is set forth below. Our other key non-executive officers have stated that there is no arrangement or understanding of any kind between them and any other person relating to their appointment as key non-executive officers.

Kenny Lin

Positions

•
Executive Vice President, Chief Accounting Officer; Deputy Chief Financial Officer: March 2023 to Present
•
Executive Vice President, Accounting & Finance: October 2021 to March 2023
•
Vice President, Accounting & Finance: September 2020 to October 2021

Education

•
B.S. degree in Accounting from California State University, Los Angeles
•
Master's degree in Accounting from the University of Southern California

Kenny Lin, age 49, served as Executive Vice President, Accounting & Finance of AHI from February 2020 to October 2021, and prior to that served as Senior Vice President, Accounting & Finance, Vice President, Accounting & Finance and Director, Accounting & Finance of AHI since November 2016, March 2014 and November 2012, respectively. Mr. Lin also served as Vice President, Accounting & Finance of GAHR III from September 2020 to October 2021. Mr. Lin previously served as Chief Financial Officer of Mobilitie, LLC, a privately-owned telecommunications infrastructure company based in Newport Beach, California, since 2012 and prior to that date, he served as Chief Accounting Officer and Director of Financial Reporting since October 2010 and April 2008, respectively, where he oversaw the accounting, taxation, financial reporting and human resources functions of the company. Prior to April 2008, Mr. Lin served in various financial accounting roles within publicly traded companies, including Grubb & Ellis Company, Johnson & Johnson, Bank of New York Mellon Corp. and STAAR Surgical Company. Mr. Lin is a Certified Public Accountant in the State of California and a Certified Financial Planner.

Wendie Newman

Positions

•
Executive Vice President, Asset Management: October 2021 to Present
•
Vice President, Asset Management: June 2017 to October 2021

Education

•
B.S. in Business Administration from the University of Southern California
•
M.B.A. in Finance from California State University, Long Beach

Wendie Newman, age 63, served as Executive Vice President of Asset Management of AHI from December 2016 to October 2021. Ms. Newman also served as Vice President of Asset Management of GAHR III from June 2017 to October 2021. Ms. Newman previously served as Senior Vice President of Lillibridge Healthcare Services, located in Chicago, Illinois, a wholly-owned subsidiary of Ventas, Inc., or Ventas, one of the leading publicly-listed healthcare REITs, from June 2011 to November 2016, where she was responsible for the financial performance of the medical office building assets within the western region portfolio. Prior to it being acquired by Ventas, Ms. Newman served as Senior Asset Manager of Nationwide Health Properties, a publicly traded REIT that invested in healthcare-related assets, from June 2008 to May 2011. Throughout her career, Ms. Newman has also served in various asset and property management roles with PM Realty Group, Sares Regis Group and CBRE Group, Inc.

Raymond Oborn

Positions

•
Executive Vice President, Asset Management: October 2021 to Present

Education

•
B.S. degree in Behavioral Science and Health from the University of Utah
•
M.B.A. from the University of Utah

Raymond Oborn, age 56, served as Executive Vice President of Asset Management of AHI from October 2020 to October 2021. Mr. Oborn served as President of Cherrywood Pointe Investment, located in Minneapolis, Minnesota, from February 2017 to August 2020 where he was directly responsible for managing the firm’s senior housing portfolio and strategic growth initiatives. During that same period, Mr. Oborn also served as Executive Vice President of United Properties, the parent company of Cherrywood Pointe Investment, a real estate investment and development company also located in Minneapolis, Minnesota. Additionally, Mr. Oborn served as Senior Regional Vice President of operations for Brookdale Senior Living from December 2014 to February 2017, and in executive capacities with New Perspective Senior Living from April 2013 to October 2014 and with Silverado Senior Living from October 2010 to January 2013. Prior to Silverado, Mr. Oborn served as Senior Vice President of Operations for the western division and oversaw in excess of 70 communities in the Western US and Canada at Sunrise Senior Living, from January 2008 to September 2010. He began his career with ManorCare Health Services in 1995 as a licensed nursing home administrator.

Cora Lo

Positions

•
Senior Vice President, Associate General Counsel and Assistant Secretary: February 2023 to Present
•
Senior Vice President, Assistant General Counsel: October 2021 to February 2023
•
Secretary: January 2015 to February 2023
•
Assistant General Counsel: December 2015 to October 2021

Education

•
B.A. degree in Political Science from the University of California, Los Angeles
•
J.D. degree from Boston University School of Law

Cora Lo, age 51, served as Senior Vice President, Assistant General Counsel — Corporate of AHI from December 2015 to October 2021, having previously served as its Senior Vice President, Securities Counsel from December 2014 to December 2015. Ms. Lo also served as Assistant General Counsel of GAHR III from December 2015 to October 2021, and also served as its Secretary from January 2013 to October 2021. Ms. Lo served as Secretary of GAHR II from November 2010 to December 2014, having previously served as its Assistant Secretary from March 2009 to November 2010. Ms. Lo also served as Senior Vice President, Securities Counsel of AHI Group Holdings from January 2012 to December 2014. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis from December 2007 to January 2012 and in similar capacities within the Grubb & Ellis organization and its sponsored SEC-reporting investment entities since 2005. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company, and, prior to that, served as an attorney in private practice, representing public and private company clients in all areas of corporate and securities law. Ms. Lo is a member of the California State Bar Association.

CORPORATE GOVERNANCE

Director Attendance at Meetings of the Board of Directors

Our Board of Directors held six meetings during the fiscal year ended December 31, 2025. Each of our incumbent directors attended at least 75.0% of the aggregate number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.

Director Attendance at Annual Meetings of the Stockholders

Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Each of the members of our Board of Directors at the time attended our most recent annual meeting of stockholders.

Communication with the Board of Directors

Any stockholder who desires to contact members of our Board of Directors, or a specified committee of our Board of Directors, may do so by writing to: American Healthcare REIT, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review. Additionally, any other interested parties who desire to contact members of our Board of Directors may do so in writing to: Jeffrey T. Hanson, Chairman of the Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

Director Independence

Under the listing standards of the NYSE, at least a majority of our directors are required to qualify as “independent” as affirmatively determined by our Board of Directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and American Healthcare REIT, our senior management and our independent registered public accounting firm, our Board of Directors has determined that, other than Mr. Prosky and Mr. Hanson, all of our directors meet the current independence and qualifications requirements of the NYSE. Mr. Prosky is not independent because he served as our Chief Executive Officer and President until his recent leave of absence for medical reasons in February 2026. Mr. Hanson is not independent while he serves as our Interim Chief Executive Officer and President during Mr. Prosky’s leave of absence from his executive role. Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee members also qualify as independent under the NYSE rules applicable to audit committee, compensation committee and nominating and corporate governance committee members.

Board of Directors Leadership Structure

Prior to his recent February 2026 appointment as our Interim Chief Executive Officer and President, Jeffrey T. Hanson served as our non-executive Chairman of the Board of Directors since June 2022. From October 2021 to June 2022, Mr. Hanson also served as our Executive Chairman of the Board of Directors, having served as our Chief Executive Officer and Chairman of the Board of Directors from January 2015 to October 2021. Danny Prosky has served as a member of our Board of Directors since October 2021 and, from that time until his leave of absence from his executive role for medical reasons in February 2026, served as our Chief Executive Officer and President. Our independent directors continue to believe this Board of Directors leadership structure is in the best interests of our stockholders as Mr. Hanson is uniquely positioned to lead the Board of Directors with his exceptional depth of knowledge about our company and the opportunities and challenges we face. Mr. Hanson provides valuable industry and strategic perspective to our Board of Directors and will resume his role as non-executive Chairman of the Board upon Mr. Prosky’s return to his executive role as Chief Executive Officer and President. Prior to Mr. Prosky’s leave of absence, we separated the roles of Chief Executive Officer and Chairman of the Board of Directors, and we intend to return to this structure when Mr. Prosky resumes his role as Chief Executive Officer and President. This arrangement allows our Chief Executive Officer to focus on managing our business and operations, while our Chairman of the Board of Directors focuses on board of directors matters, which we believe is especially important in light of the high level of regulation and scrutiny of public company boards of directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

In addition, our Board of Directors believes that the current structure is appropriate and that, for the reasons set forth below, its existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, as amended, or our Code of Ethics, and our Corporate Governance Guidelines. Some of the relevant processes and other corporate governance practices include:

•
Seven of our nine directors are independent directors. Each director is an equal participant in decisions made by our full Board of Directors.
•
We will have separate Chairman of the Board of Directors and Chief Executive Officer roles when Mr. Hanson’s appointment as our Interim Chief Executive Officer and President ceases.
•
Our non-management directors meet in regularly scheduled executive sessions without management, no less than one per year as required by the NYSE.
•
An Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee comprised entirely of independent directors.
•
Strategic and risk oversight by our Board of Directors and committees of our Board of Directors.
•
The consideration of factors including diversity of background, experience and skills and such other factors as our Board of Directors deems appropriate, given the current needs of our Board of Directors and our company, when appointing new directors.
•
Each of our directors is elected annually by our stockholders.
•
Our Bylaws permit stockholders to adopt, alter or repeal any provision of the Bylaws and to make new bylaws upon the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter.
•
An annual Board of Directors and committee of the Board of Directors evaluation process.

Committees of our Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are briefly described below. Additionally, our Board of Directors may from time to time establish other committees to facilitate our Board of Directors’ oversight of management of the business and affairs of our company. Each committee’s charter, as well as our Corporate Governance Guidelines, is available on the Investor Relations—Corporate Governance section of our website at www.AmericanHealthcareREIT.com. The current chairs and members of each committee are set forth below.

Audit Committee. We have established an audit committee which currently consists of Ms. Hurley and Messrs. Estes and Flornes, all of whom are independent directors, with Mr. Estes serving as the chairman of the Audit Committee since June 2023. The Board of Directors has determined that Mr. Estes qualifies as an audit committee financial expert under applicable Securities and Exchange Commission, or SEC, rules. The Audit Committee held four meetings during the fiscal year ended December 31, 2025. Our audit committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. Among other responsibilities, the Audit Committee: (1) has direct responsibility for appointing and overseeing an independent registered public accounting firm registered with the Public Company Accounting Oversight Board, or PCAOB, to serve as our independent auditors; (2) oversees the work performed by our independent auditors, including appointing, compensating and retaining them; (3) reviews information from the independent auditors concerning any relationship between the auditors and us or any other relationships that may adversely affect the independence of the auditors; (4) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (5) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (6) consults with our independent registered public accounting firm regarding our cybersecurity-related risks and the adequacy of our internal controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement. Additionally, the Audit Committee oversees the investigation and handling of any concerns or complaints that arise under our whistleblower policy, which includes a third-party administered whistleblower hotline and dedicated email address to enable all interested parties, including our employees, to submit confidential complaints, concerns, unethical business practices, violations or suspected violations for any and all matters pertaining to accounting, internal control, or auditing, as well as potential violations of a law, rule, regulation, or our Code of Ethics. The Audit Committee oversees risk management relating to cybersecurity and internal controls as well. It also reviews any cybersecurity risk exposures, including risks related to generative artificial intelligence, or AI, and/or machine learning, or AI, tools in our operations, affecting us or any issues raised by the independent auditor or internal auditor relating to our information technology systems and reports to our Board regularly on information technology, cybersecurity and AI matters within the scope of its charter. Pursuant to its charter, the Audit Committee will be composed solely of independent directors in accordance with the NYSE and SEC rules applicable to audit committee members.

Compensation Committee. We have established a compensation committee, which is currently comprised of Mr. O’Quinn and Mses. Hurley and Richardson, all of whom are independent directors, with Ms. Hurley serving as the chairman of the Compensation Committee since June 2023. The Compensation Committee held four meetings during the fiscal year ended December 31, 2025. The primary focus of our Compensation Committee is to assist our Board of Directors in fulfilling its responsibilities with respect to officer and director compensation. Our Compensation Committee assists our Board of Directors in this regard by: (1) reviewing and approving our corporate goals with respect to compensation of executive officers and directors; reviewing and overseeing our executive compensation strategy and programs, including salary, bonus, incentive compensation and equity-based plans, if any; (2) reviewing and acting on compensation processes and procedures; (3) recommending to our Board of Directors compensation for all non-employee directors, including Board of Directors and committee retainers, meeting fees and equity-based compensation; (4) approving and administering our policies on recoupment of incentive compensation, which includes the ability to adopt, amend and terminate such policies; and (5) reviewing and approving all our incentive compensation plans and equity-based plans, which include the ability to adopt, amend and terminate such plans and, where appropriate or required, recommending for approval by our Board of Directors and/or stockholders. Our Compensation Committee fulfills these responsibilities in accordance with its charter and current laws, rules and regulations. Stock-based compensation plans will be administered by our Board of Directors if the members of our Compensation Committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act; however, our Board of Directors has determined that each member of our Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our Compensation Committee is authorized to delegate responsibilities to subcommittees as appropriate to discharge its duties, including determining or recommending the amount or form of executive and director compensation, and it is also authorized to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities. Pursuant to its charter, the Compensation Committee will be composed solely of independent directors in accordance with the NYSE and SEC rules applicable to compensation committees.

Nominating and Corporate Governance Committee. We have established a nominating and corporate governance committee, which is currently comprised of Messrs. Flornes, Smith and Streiff and Ms. Richardson, all of whom are independent directors, with Mr. Flornes serving as the chairman of the Nominating and Corporate Governance Committee since October 2021. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2025. Our Nominating and Corporate Governance Committee’s primary focus is to assist our Board of Directors in fulfilling its responsibilities with respect to director nominations, corporate governance, Board of Directors and committee evaluations and conflict resolutions. Our Nominating and Corporate Governance Committee assists our Board of Directors in this regard by: (1) identifying individuals qualified to serve on our Board of Directors, consistent with criteria approved by our Board of Directors, and recommending that our Board of Directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) overseeing an annual evaluation of our Board of Directors, each of the committees of our Board of Directors and management; (3) developing and recommending to our Board of Directors a set of corporate governance principles and policies; (4) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board; and (5) considering and acting on any conflicts-related matter required by its charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, could reasonably be compromised, including approval of any transaction involving any of our affiliates. Our Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in its charter and in accordance with current laws, rules and regulations. The Nominating and Corporate Governance Committee provides oversight and guidance to our Board of Directors regarding environmental, social and corporate governance trends and best practices in connection with our corporate responsibility to society and the environment, which we refer to as our Corporate Responsibility program. Pursuant to its charter, the Nominating and Corporate Governance Committee will be composed solely of independent directors in accordance with the NYSE rules applicable to nominating and corporate governance committee members.

Corporate Governance

Pursuant to our Nominating and Corporate Governance Committee’s charter, our Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, or our Corporate Governance Guidelines, which were adopted by our full Board of Directors. We also adhere to what we believe to be industry-leading policies to ensure our management and employees are acting in a manner which protects the best interest of our stockholders. This includes our Bylaws, Code of Ethics, Whistleblower Policy, Insider Trading Policy, Clawback Policy, Regulation FD and Disclosure Policy, and Related Party Transactions Policy.

Our Nominating and Corporate Governance Committee also, from time to time, reviews our governance structures and procedures and suggests improvements thereto to our full Board of Directors. Such improvements, if adopted by the full Board of Directors, will be incorporated into our Corporate Governance Guidelines.

Periodic Evaluations

Our Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board of Directors, each of the other committees of our Board of Directors and management.

Conflicts of Interest

Our Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by its charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our affiliates.

Director Nomination Procedures

Our Nominating and Corporate Governance Committee, among other things, assists our Board of Directors in fulfilling its responsibilities with respect to director nominations. In selecting a qualified nominee for recommendation to our Board of Directors, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate, which may include: the current composition of our Board of Directors; the range of talents of a nominee that would best complement those already represented on our Board of Directors; the extent to which a nominee would diversify our Board of Directors; a nominee’s standards of integrity, commitment and independence of thought and judgment; a nominee’s ability to represent the long-term interests of our stockholders as a whole; a nominee’s relevant expertise and experience upon which to be able to offer advice and guidance to management; a nominee who is accomplished in his or her respective field, with superior credentials and recognition; and the need for specialized expertise. While we do not have term limits for our Board of Directors or a formal refreshment policy, our Nominating and Corporate Governance Committee and Board of Directors regularly evaluate potential candidates and consider the potential benefits of adding new members to the Board of Directors.

We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Accordingly, we actively seek out qualified candidates with such qualities to include in the pool from which board of director nominees are chosen.

Our Nominating and Corporate Governance Committee annually reviews our Board of Directors’ composition by evaluating whether our Board of Directors has the right mix of skills, experience and backgrounds. As part of such annual review process, our Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our Board of Directors.

While our full Board of Directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our Board of Directors has delegated the screening process necessary to identify qualified candidates to our Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our Board of Directors; it then recommends director nominees who are voted on by our full Board of Directors. In recommending director nominees to our Board of Directors, our Nominating and Corporate Governance Committee considers candidates for membership on our Board of Directors recommended by its own members, other directors and management, as well as by our stockholders, provided such stockholder nominations for our Board of Directors meet the established director criteria. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our Bylaws and SEC Rule 14a-8 promulgated under the Exchange Act. Nominations must include all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, including the full name of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years, as well as a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: American Healthcare REIT, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary.

In evaluating the persons nominated as potential directors, our Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant. Our Board of Directors, based on the recommendation of our Nominating and Corporate Governance Committee, selects the slate of directors to be nominated for election at the annual meeting of stockholders.

Corporate Responsibility

We are committed to ethical business practices and dedicated to establishing a corporate responsibility program that benefits our residents, tenants, operators, employees, communities and investors. We believe integrating corporate responsibility principles into our operations and across our portfolio of senior housing properties, skilled nursing facilities, and outpatient medical, or OM, buildings will deliver a lasting and positive impact in the communities in which we operate by providing and facilitating high-quality care and outcomes. To achieve this, we have developed, and intend to update as applicable, our Corporate Responsibility Report and related policies, which are briefly summarized below. For updates and our latest corporate governance, environmental and social responsibility initiatives and accomplishments, please refer to our 2025 Corporate Responsibility Report and related policies, which can be found in their entirety on the Investor Relations section of our website at www.AmericanHealthcareREIT.com.

Our Nominating and Corporate Governance Committee has been delegated the authority to provide oversight and guidance to our Board of Directors regarding corporate governance, environmental and social trends and best practices in connection with our corporate responsibility to society and the environment. In particular, the Nominating and Corporate Governance Committee shall, as it deems appropriate, recommend changes to our corporate responsibility practices as necessary to comply with existing legal requirements or emerging trends and best practices. The Nominating and Corporate Governance Committee also periodically receives reports regarding our corporate responsibility strategy, initiatives and policies from the Corporate Responsibility Committee, a cross-functional team within our organization that includes representatives from our Legal, Accounting and Finance, Human Resources, Investor Relations and Asset Management departments, and our Chief Operating Officer, who serves as the chairman of the Corporate Responsibility Committee.

Corporate Governance

We are committed to conducting business with the highest degree of ethics and integrity to protect the long-term interests of our stakeholders. We believe that our approach to corporate governance supports transparency, accountability, oversight and risk minimization across our business. We adhere to all applicable laws and regulations and maintain a Code of Business Conduct and Ethics, Corporate Governance Guidelines and other policies, each available on the Investor Relations section of our website at www.AmericanHealthcareREIT.com, that reflect our values and promote a culture of integrity, while our Board of Directors provides oversight for the integration of corporate responsibility practices across the organization. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

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we have a nine-member Board that currently includes seven independent directors;
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our Board of Directors is not classified, each of our directors is subject to election annually and our Charter provides that we may not elect to be subject to the provision of the Maryland General Corporation Law, or MGCL, that would permit us to classify our Board of Directors without stockholder approval;
•
our Board of Directors has opted out of the business combination statute in the MGCL (provided that such business combination is first approved by our Board of Directors), and, pursuant to our Bylaws, we have opted out of the control share acquisition statute in the MGCL;
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our Board of Directors has not adopted a stockholder rights plan and does not intend to adopt a stockholder rights plan in the future without (1) the approval of our stockholders or (2) seeking ratification from our stockholders within 12 months of adoption of the plan if our Board of Directors determines that it is in our best interests to adopt a rights plan without the delay of seeking prior stockholder approval;
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a provision in our Bylaws that provides our stockholders with a right to amend our Bylaws upon a majority vote of our stockholders;
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the adoption of corporate governance guidelines based on NYSE standards, which, amongst other requirements, set certain minimum stock ownership requirements for our directors and officers;
•
none of our directors or stockholders (or their respective designees) have the right to be nominated to our Board of Directors;

•
we have fully independent audit, compensation and nominating and corporate governance committees;
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achieving 33% diversity in our Board of Directors with respect to gender and ethnicity; and
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at least one of our directors qualifies as an “audit committee financial expert” under applicable SEC regulations and all members of the Audit Committee are financially literate in accordance with the NYSE listing rules and requirements.

Environmental Responsibility

Our environmental responsibility program is designed to comply with state and national environmental regulations and manage our operations in a way that promotes energy efficiency, effective waste and water management and sustainable procurement. Across our portfolio at our senior housing and OM buildings, we are implementing energy efficiency measures, as well as ways to minimize waste and water consumption across all of our properties, and employee training on incorporating environmentally responsible practices into their daily work.

Social Responsibility

Our Portfolio

Our top priority is to deliver the best resident experience by partnering with operators that provide the highest quality care across our senior housing properties, skilled nursing facilities and OM buildings. As part of our commitment to deliver exceptional quality care to our residents, we prioritize partnerships with operators that share our values and implement practices that focus on quality care and contribute to better health outcomes and a positive living environment.

Our People

As of December 31, 2025, we had approximately 121 employees, including 74 in Accounting and Finance, 17 in Asset Management, ten in Investments, five in Information Technology and four in Legal. We recognize that our employees are a reflection of our values and our greatest asset, and we are dedicated to implementing programs that support our employees and provide the right tools to build a safe and healthy workplace. As of December 31, 2025, 73.6% of our employees were minorities, and 57.9% were female.

We have implemented a number of programs to foster our employees’ professional growth and growth as global citizens. We have several programs to support our employees’ professional development and to create a sense of belonging, including new hire mentorship programs, employee investment programs, employee satisfaction surveys, employee engagement events, and trainings related to health and safety and professional development. Moreover, all of our employees are provided with a comprehensive benefits and wellness package, which may include high-quality medical, dental, and vision insurance, life insurance, 401(k) matching, long-term incentive plans, educational grants, fitness programs, an employee stock purchase plan and other benefits. We provide our employees, consultants and executive officers with competitive compensation and, where applicable, opportunities for equity ownership through our Second Amended and Restated 2015 Incentive Plan, or the 2015 Incentive Plan, and the American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan, or the Employee Stock Purchase Plan.

Our corporate responsibility program will continue to evolve with the aim of building a more resilient future and creating long-term value for our residents, tenants, operators, employees, communities and investors. For additional information and updates to our corporate responsibility strategy and policies, please refer to the Corporate Responsibility-Investor Relations section of our website at www.AmericanHealthcareREIT.com.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term success of our business strategy and our overall financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its oversight of our executive officers responsible for our real estate and real estate-related investments, acquisitions and dispositions and debt financing. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

With respect to succession planning for our Chief Executive Officer, pursuant to our Corporate Governance Guidelines, our independent directors will meet with our Chief Executive Officer at least once a year to discuss his succession planning, and the independent directors will meet in executive session for further discussion thereafter. Our Chief Executive Officer shall have in place at all times a confidential written procedure for the timely and efficient transfer of his responsibilities in the event of his sudden incapacitation, death or departure, including recommendations for longer-term succession arrangements. Our Chief Executive Officer will review this procedure, as well as the potential succession arrangements for other key members of our senior management, periodically with the independent directors.

In addition, the Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, independent registered public accounting firm and legal counsel to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk and compliance risk. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm, our internal auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other governance issues. The Audit Committee also oversees our management of risks relating to cybersecurity and internal controls. It reviews and discusses with management any issues raised by our independent auditor or internal auditor relating to the integrity and security of our information technology systems, the effectiveness of the systems’ support of business objectives and risk management with respect to internal controls and any risks relating to the foregoing. At least annually, the Audit Committee also reviews our cybersecurity risk exposures, including AI risks, and the steps management has taken to monitor and control such exposures. To ensure that cybersecurity is an organization-wide effort, we provide at least annual cybersecurity training for all employees with network access and maintain a cybersecurity insurance policy. As of April 9, 2026, we have had no material cybersecurity-related incidents to report. For more information regarding our cybersecurity programs and governance, refer to the disclosure set forth in Item 1C, Cybersecurity, in our Annual Report on Form 10-K for the year ended December 31, 2025.

The Compensation Committee oversees, among other things, the assessment and management of risks related to our incentive compensation plans and equity-based incentive plan and whether our incentive compensation arrangements encourage excessive risk taking. With the recommendation of the Compensation Committee, we approved, effective upon the listing of our common stock on the NYSE, a clawback policy to comply with NYSE listing standards and the SEC’s Exchange Act Rule 10-D-1. The clawback policy requires the repayment of incentive compensation paid or awarded to officers in certain cases if there is a financial restatement.

The Nominating and Corporate Governance Committee oversees the assessment and management of risks related to our governance structure, including our Board of Directors leadership structure, the identification of qualified directors and management succession. The Nominating and Corporate Governance Committee also oversees conflicts of interest and transactions between us and related parties, as well as our corporate responsibility risks and the periodic review of our corporate governance policies and guidelines.

Code of Business Conduct and Ethics

We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our officers, employees and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, fair dealing, confidentiality of information and compliance with laws and regulations. Stockholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: American Healthcare REIT, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Our Code of Ethics is also available in the Investor Relations section on our website, www.AmericanHealthcareREIT.com. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

Insider Trading Policy

We have an Amended and Restated Insider Trading Compliance Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees, and by our company, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. Our Amended and Restated Insider Trading Compliance Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as they relate to our named executive officers, or our NEOs. Our NEOs and their positions held for the year ended December 31, 2025 were:

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Danny Prosky – Chief Executive Officer and President
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Brian S. Peay – Chief Financial Officer
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Gabriel M. Willhite – Chief Operating Officer
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Stefan K.L. Oh – Chief Investment Officer
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Mark E. Foster – Executive Vice President, General Counsel and Secretary

2025 Performance Highlights
Total Shareholder Return
Company Snapshot
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As of December 31, 2025, our portfolio was composed of approximately $5.4 billion in healthcare real estate assets, based on aggregate contract purchase price, which included 337 owned and/or operated properties, including completed development and expansion projects, or approximately 22.2 million square feet of gross leasable area. In addition, as of December 31, 2025, we owned a real estate-related debt investment purchased for $60.4 million.
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Reported according to accounting principles generally accepted in the United States of America, or GAAP, net income attributable to controlling interest of $69.8 million and GAAP net income attributable to common stockholders of $0.42 per diluted share for the twelve months ended December 31, 2025, compared to GAAP net loss attributable to controlling interest of $37.8

2025 Performance Highlights

million and GAAP net loss attributable to common stockholders of $0.29 per diluted share for the twelve months ended December 31, 2024.
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Reported Normalized Funds from Operations attributable to common stockholders of $1.72 per diluted share for the twelve months ended December 31, 2025, compared to Normalized Funds from Operations attributable to common stockholders of $1.41 per diluted share for the twelve months ended December 31, 2024.
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Achieved total portfolio Same-Store Net Operating Income, or Same-Store NOI, growth of 14.2% for the twelve months ended December 31, 2025, compared to the same period in 2024.
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Achieved 18.4% and 25.2% Same-Store NOI growth for the twelve months ended December 31, 2025, in our integrated senior healthcare campuses, or ISHC, and senior housing operating properties, or SHOP, segments, compared to the same period in 2024.

Portfolio Expansion
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Completed over $950 million of acquisitions in 2025 across our operating portfolio, which comprises our ISHC and SHOP segments, including $370.0 million in our ISHC segment and $590.0 million in our SHOP segment.
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Started 12 new development and expansion projects in our ISHC segment in 2025. Our total in-process development and expansion pipeline is expected to cost approximately $178.0 million, of which $66.9 million has been funded as of December 31, 2025.
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Formalized new regional operating partner relationships with Great Lakes Management and WellQuest Living within our SHOP segment, allowing us to expand into new markets and submarkets.

Equity Offerings
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During 2025, we raised a total of $1.5 billion in gross offering proceeds from three public offerings of our common stock:
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On November 18, 2024, we established an at-the-market equity offering program, or the 2024 ATM Offering, through which we sold 11.0 million shares of common stock for a total of $380 million in gross offering proceeds in 2025. The 2024 ATM Offering was completed in July 2025.
◦
On August 8, 2025, we established an at-the-market equity offering program, or the 2025 ATM Offering, through which we sold 15.6 million shares of common stock for a total of $701.4 million in gross offering proceeds in 2025.
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On November 24, 2025, we completed an underwritten follow-on public offering, or the November 2025 Offering, and entered into forward sale agreements to sell 9.3 million shares of common stock for a total of $447.1 million in gross offering proceeds by May 2027.

Balance Sheet
•
As of December 31, 2025, we maintained the full $600 million capacity available under our revolving line of credit and had no outstanding floating rate debt (inclusive of interest rate swaps).
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Achieved a 0.9x improvement in our Net Debt-to-Adjusted EBITDA from 4.3x as of December 31, 2024 to 3.4x as of December 31, 2025.

Dispositions	• Disposed of non-core properties consisting of ten OM buildings, two ISHC facilities, one SHOP and one triple-net leased property, generating approximately $60.4 million in gross proceeds.
Recognition
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In 2025, we were officially certified as a Great Place to Work® for 2025, based on direct feedback from employees and an independent analysis conducted by Great Place To Work®, the global authority on workplace culture. The Great Place To Work® Certification™ is awarded to organizations that deliver exceptional employee experiences.

Overview of Our 2025 Compensation Program

Our Compensation Committee believes that our compensation program for executive officers is an important tool to:

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Attract, retain and motivate highly-skilled executives;
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Encourage management to balance short-term goals against longer-term objectives;
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Achieve an appropriate balance between risk and reward that does not incentivize excessive risk taking; and
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Align the interests of management and stockholders through the use of equity-based compensation.

Our Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for the fiscal year ended December 31, 2025.

Our Compensation and Governance Practices & Policies

We believe the following practices and policies promote sound compensation and governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
✓ Our Compensation Committee is comprised solely of independent directors	x We do not provide significant perquisites
✓ We utilize an independent compensation consultant	x We do not provide minimum guaranteed base salary increases
✓ Significant portion of total compensation is in the form of equity incentive awards with long-term vesting	x We do not provide tax gross ups to our NEOs
✓ 50% of equity incentive awards vest based on performance, with relative total shareholder return as a performance metric	x We do not provide uncapped bonus payouts
✓ We enhance executive officer retention by offering a significant portion of total compensation in the form of multi-year vesting equity incentive awards	x We do not allow hedging or pledging of our securities
✓ We use multiple performance measures for cash bonuses and multi-year equity awards, which helps mitigate compensation-related risk	x We do not provide single-trigger change in control cash severance payments

Determining Compensation for Named Executive Officers

Role of Compensation Committee

Our Compensation Committee is comprised entirely of independent directors and operates under a written charter. Our Compensation Committee is responsible for determining compensation for all of our NEOs including evaluating compensation policies, approving target and actual compensation for executives and administering our equity incentive programs.

Role of Management

Our Chief Executive Officer plays an important role in setting compensation for our other NEOs by assisting our Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for NEOs other than himself. Final decisions on the design of the compensation program, including total compensation, are ultimately made by our Compensation Committee.

Role of Compensation Consultant

Our Compensation Committee is authorized to retain the services of a compensation consultant to be used to assist in the review and establishment of our compensation programs and related policies. For 2025 compensation, our Compensation Committee continued to retain Ferguson Partners Consulting, L.P., or FPC, as its independent compensation consultant to advise it on executive officer and director compensation. We incurred approximately $80,000 in fees payable to FPC for services provided in 2025 as our Compensation Committee’s compensation consultant. In addition, in 2025, our Nominating and Corporate Governance Committee engaged Ferguson Partners L.P., an affiliate of FPC, to assist us with leadership consulting services. We incurred approximately $258,000 in fees payable to Ferguson Partners L.P. for services provided in 2025. The Compensation Committee approved fees for all compensation consulting services, and the Nominating and Corporate Governance Committee approved fees for all leadership consulting services. The Compensation Committee believes that the services provided by Ferguson Partners to the Nominating and Corporate Governance Committee did not impact the advice and services that FPC provided to the Compensation Committee on executive compensation matters and has determined that FPC has no conflict of interest and is independent from our company.

Results of 2025 Advisory Vote on Executive Compensation

At our 2025 Annual Meeting of Stockholders, we asked our stockholders to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2024. Our stockholders showed strong support for our executive compensation program, with approximately 93.6% of the votes cast approving the advisory resolution. The Compensation Committee did not make any changes to our company’s executive compensation program in response to the 2025 advisory vote on executive compensation.

Benchmarking and Peer Group Comparisons

The Compensation Committee reviews competitive compensation data from a select group of peer companies and broader survey sources. Although comparisons of compensation paid to our NEOs relative to compensation paid to similarly situated executives in the survey and by our peers assist the Compensation Committee in determining compensation, the Compensation Committee principally evaluates executive compensation based on corporate objectives and individual performance. Additionally, as part of its engagement, FPC provided our Compensation Committee with comparative market data on the overall compensation program for our executive officers based on an analysis of peer companies. In developing the peer group used for evaluating 2025 NEO compensation decisions, our Compensation Committee took into consideration the following characteristics:

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Company size;
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Enterprise ownership structures;
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Asset class of portfolio;
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Business strategy;
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Geographic location; and
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Human capital.

2025 Executive Compensation Peer Group

The table below identifies the companies in the peer group used for assessing the competitiveness of executive compensation levels, which our Compensation Committee considered as part of its analysis when setting 2025 compensation levels for our executive officers. As compared to the executive compensation peer group utilized for setting 2024 compensation, for 2025 compensation decisions, the Compensation Committee added to the peer group Healthpeak Properties, Inc. and Omega Healthcare Investors, Inc. in order to include other REITs that were similar to us in size and removed Community Healthcare Trust Incorporated (due to its smaller size relative to us and the rest of the peer group), Physicians Realty Trust (due to its being acquired by Healthpeak Properties, Inc.), and SmartStop Self Storage REIT, Inc. (due to its status as a non-traded public REIT at the time that the peer group was approved).

Peer	Industry	Total Capitalization ($MM)
American Healthcare REIT, Inc.	Healthcare	$10,569
Brandywine Realty Trust	Office	$3,087
CareTrust REIT, Inc.	Healthcare	$8,972
Chiron Real Estate Inc.*	Healthcare	$1,281
Healthcare Realty Trust Incorporated	Healthcare	$10,186
Healthpeak Properties, Inc.	Healthcare	$22,004
Highwoods Properties, Inc.	Office	$6,502
LTC Properties, Inc.	Healthcare	$2,599
National Health Investors, Inc.	Healthcare	$4,871
Omega Healthcare Investors, Inc.	Healthcare	$18,041
Peakstone Realty Trust	Diversified	$1,048
Piedmont Office Realty Trust, Inc.	Office	$3,265
Retail Opportunity Investments Corp.**	Shopping Center	N/A
Sabra Health Care REIT, Inc.	Healthcare	$7,305
Sila Realty Trust, Inc.	Healthcare	$1,994

Source: S&P Global, data as of December 31, 2025.

* Formerly named Global Medical REIT Inc.

** Retail Opportunity Investments Corp. was utilized as a peer company in evaluating 2025 compensation; however, the company was subsequently acquired in February 2025 and thus does not have total capitalization information in the chart above.

Alignment of Pay and Performance

We maintain a target compensation program that is designed to appropriately align the compensation of our executives with performance. For 2025, approximately 84.9% of our Chief Executive Officer’s target pay was performance-based/at-risk, and approximately 75.5% of the remaining NEOs’ target pay was performance-based/at-risk. The pay mix of our executives for 2025 is shown below:

15.1%
Base Salary
15.1%
Annual Cash Bonus
CEO
69.8%
Long-Term Equity Incentive Compensation
84.9%
Performance-based/ at risk

Other NEOs
24.5%
Base Salary
22.6%
Annual Cash Bonus
52.9%
Long-Term Equity Incentive Compensation
75.5%
Performance-based/ at risk

Elements of Compensation

For 2025, our executive compensation program for our NEOs consisted of base salary, a short-term incentive cash bonus and long-term equity incentive awards. The material components of our 2025 executive compensation program are summarized in the following chart:

Base Salary	Fixed level of competitive base pay to attract and retain executive talent, generally based on scope and complexity of role and responsibilities
Short-Term Incentive Program

Designed to reward our NEOs for the achievement of annual corporate performance goals and individual performance goals

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Includes 70% of objectively evaluated metrics for corporate performance
•
Includes 30% of subjectively evaluated strategic goals and individual performance

Long-Term Incentive Program

Awarded to promote retention of key members of the management team and encourage alignment with our long-term growth and performance that maximizes stockholder value. 50% of the total award is performance-based, while 50% is time-based and vests ratably over a three-year period, subject to the NEO’s continued employment or provision of services

Base Salary

We provide base salaries to our NEOs to compensate them for services rendered on a day-to-day basis. Base salary is also intended to attract and retain executive officers and is generally based on the scope and complexity of the role and responsibilities, experience, individual performance and contributions, and internal pay equity considerations, taking into account comparable company data provided by our compensation consultant and based upon our Compensation Committee’s understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. Our Compensation Committee seeks to target our NEOs’ base salaries at competitive levels to recognize professional growth, success and/or increased responsibilities. We believe that providing a competitive base salary relative to the companies with which we compete for executive talent is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward our executive officers for their overall performance. Base salaries are reviewed annually by our Compensation Committee to assess if adjustments are necessary.

The base salaries for our NEOs for 2025 and 2024 are shown below.

Named Executive Officer	2025 Salary		2024 Salary	% Change
Danny Prosky	$800,000	(1)	$750,000	6.7%
Brian S. Peay	$525,000		$500,000	5.0%
Gabriel M. Willhite	$475,000		$450,000	5.6%
Stefan K.L. Oh	$440,000		$425,000	3.5%
Mark E. Foster	$395,000		$380,000	3.9%

(1)
Mr. Prosky’s base salary for 2025 was adjusted to align with the compensation levels of comparable executives at publicly listed companies, as his base salary had remained unchanged since 2021.

Short-Term Incentive Program (Cash Bonuses)

As part of our compensation program, our NEOs are entitled to receive an annual cash bonus within a specified range based on a percentage of their base salary. For 2025, the Compensation Committee determined not to adjust the annual cash bonus opportunities for any of our NEOs as compared to 2024, other than in the case of Mr. Oh, whose threshold, target, and maximum bonus opportunity were each increased based on market data. The following table sets forth the threshold, target and maximum bonus opportunities for each NEO, as a percentage of their base salary, under our annual cash bonus program used in determining 2025 awards:

Named Executive Officer	Threshold	Target	Maximum
Danny Prosky	50%	100%	150%
Brian S. Peay	50%	100%	150%
Gabriel M. Willhite	50%	100%	150%
Stefan K.L. Oh	50%	100%	150%
Mark E. Foster	32.5%	65%	97.5%

In determining the size of cash bonus awards, our Compensation Committee, in consultation with FPC, thoroughly reviews our corporate performance and the individual performance of the NEOs. For 2025, individual performance was evaluated subjectively by our Compensation Committee while corporate performance was evaluated objectively, with corporate performance being evaluated against pre-determined performance metrics and hurdles. For 2025, the objective performance metrics were our Normalized FFO per Share (as defined below), weighted at 60% (as compared to 34% for 2024), and our Same-Store NOI Growth (as defined below), weighted at 40% (as compared to 33% for 2024), each as described further below. For 2025, the Compensation Committee removed Net Debt-to-Adjusted EBITDA, which was used as a performance metric under the 2024 short-term incentive program. Net Debt-to-Adjusted EBITDA was removed as a performance metric under the 2025 annual bonus program since we had already successfully reduced our leverage by using net proceeds from equity offerings in 2024 to pay off variable rate mortgage loans and pay down our lines of credit. Our 2025 performance measures were selected based on a careful assessment of measures that we believe encourage profitable growth and increase shareholder value, while also motivating executives to perform at their highest levels despite interest rate volatility impacting the real estate markets. For 2025, corporate performance was weighted at 70%, and individual performance was weighted 30% for all of our NEOs.

The following table sets forth the performance metrics and goals approved by our Compensation Committee to determine corporate performance:

		Performance Hurdles
Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual 2025 Performance	Hurdle Achieved

Normalized FFO per Share	60%	$1.54	$1.58	$1.62	$1.72	Maximum

Same-Store NOI Growth (compared to 2024)	40%	7.0%	8.5%	10.0%	14.2%	Maximum

2025 Performance Metric
Normalized FFO per Share
•
Funds from operations, or FFO, is defined as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
•
Normalized funds from operations, or Normalized FFO, is defined as FFO further adjusted for the following items included in the determination of GAAP net income (loss): transaction, transition and restructuring costs; amounts relating to changes in deferred rent and amortization of above- and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the non-cash effect of income tax benefits or expenses; capitalized interest; impairments of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.

Same-Store NOI Growth
•
Net operating income, or NOI, is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, transaction, transition and restructuring costs, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairments of real estate investments, impairments of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interests, foreign currency gain or loss, other income or expense, and income tax benefit or expense.
•
Same-Store NOI is NOI from properties owned or consolidated for the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
•
Same-Store NOI Growth is calculated as the percentage increase/(decrease) of current year Same-Store NOI over prior year’s Same-Store NOI.
•
We consider Same-Store NOI Growth to be indicative of the organic growth embedded in our property portfolio, which ordinarily can be an important driver of property values. It also is a metric typically evaluated by investors and analysts and is used by many of our peers to evaluate operating performance.

To determine individual performance, our Compensation Committee took into consideration the following 2025 key accomplishments of our NEOs:

Named Executive Officer	Key Accomplishments
Danny Prosky
•
Executed on plans to achieve our strategic goals, with a focus on growing the SHOP and ISHC segments of our portfolio while also improving the performance and maximizing the value of our existing real estate portfolio, resulting in over $950 million of new acquisitions in 2025 in our operating portfolio and a total healthcare real estate portfolio of $5.4 billion, based on aggregate contract purchase price.
•
Led management team’s success in achieving 22.0% Normalized FFO growth and 14.2% Same-Store NOI Growth across our portfolio for the 12 months ended December 31, 2025 compared to the same period in 2024.
•
Actively engaged with institutional investors and key stakeholders to educate them regarding the favorable demand for and limited supply in senior housing, our ISHC business segment and the latest healthcare industry trends in order to complete three successful equity offerings, which collectively raised a total of $1.5 billion in gross proceeds, strengthening our financial position and increasing our market presence.
•
Regularly updated and communicated with our Board of Directors on management’s strategic initiatives and financial and portfolio performance. Collaborated with our Board of Directors to implement succession planning and leadership development initiatives.
•
Developed and maintained key external relationships with peers, material tenants, operators and other significant parties in the healthcare real estate space.

Brian S. Peay
•
Led proactive initiatives to protect and enhance our balance sheet, liquidity and financial flexibility to support our business objectives.
o
Completed the November 2025 Offering, raising a total of $447.1 million in gross proceeds to allow closings of committed acquisitions.
o
Managed the 2025 ATM Offering, raising a total of $1.1 billion in gross proceeds throughout 2025.
▪
Executed at-the-market sales of our stock at attractive pricing to acquire assets, pay down debt, improve liquidity and further de-lever our balance sheet, creating one of the best debt-to-EBITDA ratios among our healthcare REIT peers.
•
Attended investor conferences, and participated in and led non-deal road shows and meetings with institutional investors and research analysts to improve stockholder engagement.
•
Expanded equity research analyst coverage by nearly 50% during 2025 by increasing outreach and engagement with research firms, broadening awareness of American Healthcare REIT among institutional investors.
•
Performed multiple portfolio review meetings with each of our Asset Management teams throughout 2025, focusing on improving performance and future projections and culminating with the approval of next year's operating budgets.

Named Executive Officer	Key Accomplishments
Gabriel M. Willhite
•
Oversaw the operations of our real estate portfolio that achieved significant NOI growth in 2025, with an extensive focus on our ISHC and SHOP segments.
•
Actively engaged in extensive meetings with institutional investors and research analysts throughout 2025, including non-deal roadshows and other significant outreach initiatives.
•
Served as chairman of the Board of Directors of Trilogy, and dedicated extensive time and attention to strategic initiatives that drove 18.4% Same-Store NOI growth from the ISHC segment in 2025, including the expansion of the segment by $458.1 million through new campus developments, expansions, and additional investments.
•
Oversaw our cybersecurity efforts, improvements to cybersecurity protocols and the Cybersecurity Incident Management Plan, and served as chairman of the Cybersecurity Incident Management Team.
•
Responsible for our Corporate Responsibility initiatives, including serving as chair of the Corporate Responsibility Committee and the publication of our initial Corporate Responsibility Report.
•
Served as a member of our Investment Committee that evaluates all significant company investments and dispositions.

Stefan K.L. Oh
•
Led our investment activities following the resumption of acquisition capacity in late 2024, overseeing the sourcing, underwriting, and execution of approximately $590 million of SHOP acquisitions across 14 transactions and 18 communities in 2025, reflecting disciplined capital allocation with over one-third of the acquisitions sourced off-market.
•
Expanded and diversified our SHOP portfolio by:
o
forming two new regional operator relationships that led to approximately $480 million of acquisitions with the operators in markets where we previously had limited or no presence;
o
strengthening existing relationships with two SHOP operators by completing additional acquisitions with them; and
o
supporting portfolio growth initiatives, such as assisting Trilogy in the acquisition of a $195 million senior living portfolio.
•
Led our Investment and Asset Management teams in strategic property dispositions totaling approximately $44 million in gross proceeds.
•
Enhanced our investment platform to accommodate higher transaction volumes by hiring and promoting experienced investment professionals within the senior housing team.
•
Established and maintained key external relationships with operators, tenants, capital markets participants, and industry peers to support sourcing efforts, new operator partnerships, portfolio oversight, and our long-term strategic objectives.

Named Executive Officer	Key Accomplishments
Mark E. Foster
•
Oversaw all legal operations related to corporate governance, regulatory compliance, litigation, asset management, human resources, information technology, risk management, capital markets activities, corporate finance and other material transactions, including the 2024 ATM Offering, the 2025 ATM Offering, the November 2025 Offering, and the acquisition of over $950 million of acquisitions in the ISHC and SHOP segments.
•
Led various corporate restructuring and SHOP operational initiatives, including enhancement of tax and operating efficiencies, SHOP expansion projects, and potential new development opportunities.
•
Actively managed and reduced outside counsel legal expenses through fixed-fee arrangements, implementation of standard fee reductions, and negotiation of legal fees.
•
Oversaw significant improvements to our legal operations, including enhanced litigation management, claims resolution, corporate policies and procedures, transactional form adoption, regulatory compliance, and corporate governance matters.

Following the Compensation Committee’s review of individual performance during 2025 as described above, based on the collective efforts of each of the NEOs, the Compensation Committee determined that the individual performance component of the short-term incentive plan was achieved at maximum for each NEO.

Based on its assessment of our corporate performance and the NEO group’s individual performance and respective weightings described above, our Compensation Committee approved cash bonuses for 2025 in the following amounts:

2025 Cash Bonus

Named Executive Officer	Payout	As a % of Target
Danny Prosky	$1,200,000	150%
Brian S. Peay	$787,500	150%
Gabriel M. Willhite	$712,500	150%
Stefan K.L. Oh	$660,000	150%
Mark E. Foster	$385,125	150%

Long-Term Incentive Program (Equity-Based Compensation)

To encourage retention and alignment with our long-term growth and performance, our NEOs are entitled to receive equity-based compensation. In 2025, 50% of such equity-based awards were provided in the form of restricted stock units, or RSUs, subject to performance-based vesting, and the remaining 50% of such awards were RSUs subject only to time-based vesting restrictions. Consistent with 2024, as described further below, vesting of the performance-based RSU awards will be determined based on total shareholder return (“TSR”) relative to a performance peer group.

Our NEOs received the following equity awards in 2025:

	Equity Awards
Named Executive Officer	Time-Based RSUs (#) (1)	Performance-Based RSUs (#) (2)	Grant Date Value (3)

Danny Prosky	62,737	62,737	$4,355,829
Brian S. Peay	24,586	24,586	$1,707,006
Gabriel M. Willhite	16,447	16,447	$1,141,916
Stefan K.L. Oh	15,260	15,260	$1,059,502
Mark E. Foster	11,021	11,021	$765,189

(1)
The number of time-based RSUs granted to the NEOs was determined based on the value of the equity awards determined by our Compensation Committee, divided by the closing price of a share of our common stock on the NYSE on the date of grant. These time-based RSUs vest ratably over three years, subject to each NEO’s continued service through the applicable vesting date.
(2)
The number of performance-based RSUs subject to the award was determined based on the value of the equity awards determined by our Compensation Committee, assuming performance at the target level, divided by the average trading price on the ten trading days preceding the date of grant.
(3)
Reflects the value of the NEOs’ respective equity award approved by the Compensation Committee based on market data, consultation with FPC, NEO responsibilities and historical compensation practices, assuming performance at the target level, with the grant date value computed in accordance with the methodology used for financial reporting purposes.

The performance-based RSUs will cliff vest in the first quarter of 2028 (subject to continuous employment or provision of services through that vesting date), with the amount of RSUs then vesting to be based on our relative TSR ranking over the three-year period ending December 31, 2027 versus a performance peer group comprised of: CareTrust REIT, Inc., Healthcare Realty Trust Incorporated, LTC Properties Inc., National Health Investors, Inc., Healthpeak Properties, Inc., Sabra Health Care REIT, Inc., Omega Healthcare Investors, Inc., Ventas, Inc. and Welltower, Inc., which peer group may be modified at the sole direction of our Board of Directors or Compensation Committee prior to the end of the three-year performance period to reflect changed circumstances such as the merger out of existence or significant portfolio modifications of such companies. Based on our relative TSR ranking, vesting may range from 50% of target (for relative TSR at the 25% percentile of the peer group) to a maximum level of 200% of target (for relative TSR at the 75% percentile), with target vesting for relative TSR at the 50% percentile and no vesting if our relative TSR is lower than all members of the performance peer group. For performance between levels, the vesting percentage will be determined based on linear interpolation.

See “Executive Compensation Tables and Related Information – Outstanding Equity Awards at Fiscal Year-End December 31, 2025” for further information regarding the 2025 long-term equity incentive awards.

LTIP Award Payouts

The table below outlines the long-term incentive earnings opportunities for the 2023-2025 performance period and the payouts that were approved for each of the NEOs at the Compensation Committee meeting on March 12, 2026:

2023 - 2025 Performance Level
Metric	Threshold	Target	Maximum	Performance Result	Performance Achievement vs. Target

Percentage change in Normalized FFO per share compared to peer group (1)	(250) bps	0 bps	250 bps	704.06 bps	200% of Target
(1)
Please see page 30 in the “Compensation Discussion and Analysis” section for information regarding how we calculate Normalized FFO for our incentive program.

The following table sets forth the target performance-based RSUs granted to each NEO for the 2023-2025 performance period and the number of performance-based RSUs earned based on the vesting level set forth above.

Named Executive Officer	Target Performance-Based RSUs (#)	Earned Performance-Based RSUs (#)

Danny Prosky	15,923	31,846
Brian S. Peay	6,767	13,534
Gabriel M. Willhite	6,767	13,534
Stefan K.L. Oh	3,185	6,370
Mark E. Foster	2,986	5,972

Risk Mitigation

Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize excessive risk-taking. Our Compensation Committee, in conjunction with FPC, conducts an annual risk assessment of our executive compensation program. As noted above, the Compensation Committee oversees, among other things, the assessment and management of risks related to our incentive compensation plans and equity-based incentive plan generally and whether our incentive compensation arrangements encourage excessive risk taking. We believe that our annual cash bonus program and equity compensation program contain appropriate risk mitigation factors, as summarized below:

•
Balance of short-term and long-term incentives through annual cash bonuses and long-term equity compensation;
•
A substantial portion of total compensation is in the form of long-term equity awards;
•
A substantial portion of total compensation is based on achievement of performance objectives, through a combination of annual or multi-year performance. Furthermore, we incorporate both absolute and relative metrics by which to assess our performance;

•
Three-year vesting based on continued service as of the vesting date; and
•
Prohibition against hedging or pledging transactions.

Other Plans, Perquisites and Personal Benefits

Each of our NEOs is eligible to participate in our Executive Severance and Change in Control Plan, as described below, and in all of our compensatory and benefit plans on the same basis as our other employees, including our Employee Stock Purchase Plan. We provide an employer 50.0% matching contribution under our 401(k) profit sharing plan up to 5.0% of a participating employee’s contribution, including our NEO’s, taxable compensation, up to the Internal Revenue Service limitations for matching contributions. Moreover, each of our NEOs is eligible to participate in our 2024 Employee Stock Purchase Plan and purchase shares of our common stock at a purchase price equal to the lesser of 85.0% of the fair market value of a share on the applicable enrollment date for such offering period or on the applicable exercise date.

Tax and Accounting Considerations

We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional taxes. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Trading Policy and Hedging Practices

We have an Amended and Restated Insider Trading Compliance Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and by our company, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.

Our Amended and Restated Insider Trading Compliance Policy prohibits our directors and executive officers from entering into transactions that are designed as, or have the effect of, hedging or monetization transactions or similar arrangements with respect to our securities.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of the independent directors listed as signatories to the below Compensation Committee Report. During 2025:

•
none of our executive officers were a director of another entity where one of that entity’s executive officers served on our Compensation Committee;
•
no member of our Compensation Committee was formerly an officer or employee of American Healthcare REIT or any of its subsidiaries;
•
no member of our Compensation Committee entered into any transaction with American Healthcare REIT in which the amount involved exceeded $120,000;
•
none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on our Compensation Committee; and
•
none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information required by Item 402(b) of Regulation S-K and contained in the Compensation Discussion and Analysis section of this proxy statement and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

Submitted by the Compensation Committee

of the Board of Directors:

Dianne Hurley (Chairwoman)

Marvin R. O’Quinn

Valerie Richardson

The preceding “Compensation Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that American Healthcare REIT specifically incorporates it by reference into such filing.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

2025 Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1)	All other compensation ($) (3)	Total ($)

Danny Prosky	2025	800,000	360,000	4,355,829	840,000	330,119	6,685,948
Chief Executive Officer	2024	750,000	225,000	5,615,549	787,500	297,768	7,675,817
and President	2023	750,000	225,000	1,999,991	724,500	85,189	3,784,680
Brian S. Peay	2025	525,000	236,250	1,707,006	551,250	188,864	3,208,370
Chief Financial Officer	2024	500,000	150,000	3,143,716	525,000	189,645	4,508,361
	2023	475,000	142,500	849,998	458,850	58,601	1,984,949
Gabriel M. Willhite	2025	475,000	213,750	1,141,916	498,750	155,689	2,485,105
Chief Operating Officer	2024	450,000	135,000	2,502,163	472,500	162,766	3,722,429
	2023	425,000	127,500	849,998	410,550	52,409	1,865,457
Stefan K.L. Oh	2025	440,000	198,000	1,059,502	462,000	105,930	2,265,432
Chief Investment Officer	2024	425,000	95,625	1,771,861	334,688	112,041	2,739,215
	2023	400,000	90,000	400,005	289,800	41,803	1,221,608
Mark E. Foster	2025	395,000	115,538	765,189	269,587	84,520	1,629,834
Executive Vice President, General	2024	380,000	74,100	1,378,891	259,350	74,905	2,167,246
Counsel and Secretary	2023	360,000	70,200	375,010	226,044	17,265	1,048,519

(1)
Represents amount paid under the short-term incentive program for the fiscal years ended December 31, 2025, 2024 and 2023, with the portion in the Bonus column reflecting the individual component of the short-term incentive program and the portion in the Non-Equity Incentive Compensation column representing the formulaic payout based on the achievement of pre-established performance goals. See “Compensation Discussion & Analysis – Elements of Compensation – Short-Term Incentive Program (Cash Bonuses)” for more information.
(2)
The 2025 time-based RSUs and performance-based RSUs were awarded and granted in March 2025 under the 2015 Incentive Plan. The performance-based RSUs are calculated in accordance with the methodology used for financial reporting purposes based on a Monte Carlo valuation method and the probability of payout. Under FASB ASC Topic 718, the vesting condition related to the performance-based RSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying market condition. See “Compensation Discussion & Analysis — Elements of Compensation — Long-Term Incentive Program (Equity-Based Compensation)” for additional information regarding these awards. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion on the relevant assumptions used in calculating the amounts reported for 2025.
(3)
Amounts in the “All other compensation” column for 2025 consist of the following payments we paid to or on behalf of the NEOs in 2025:

Name	401(k) Contributions	Distributions Paid on Awards
Danny Prosky	$9,133	$320,986
Brian S. Peay	$9,017	$179,847
Gabriel M. Willhite	$9,009	$146,680
Stefan K.L. Oh	$8,932	$96,998
Mark E. Foster	$9,644	$74,876

2025 Grants of Plan-Based Awards

The following table summarizes all grants of plan-based awards made to our NEOs in 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other stock awards: Number of shares of stock	Grant date fair value of stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units (#) (3)	option awards ($)

Danny Prosky	—	112,000	560,000	840,000	—	—	—	—	—
	3/25/2025	—	—	—	—	—	—	62,737	1,901,558
	3/25/2025	—	—	—	31,369	62,737	125,474	—	2,454,271
Brian S. Peay	—	73,500	367,500	551,250	—	—	—	—	—
	3/25/2025	—	—	—	—	—	—	24,586	745,202
	3/25/2025	—	—	—	12,293	24,586	49,172	—	961,804
Gabriel M. Willhite	—	66,500	332,500	498,750	—	—	—	—	—
	3/25/2025	—	—	—	—	—	—	16,447	498,509
	3/25/2025	—	—	—	8,224	16,447	32,894	—	643,407
Stefan K.L. Oh	—	61,600	308,000	462,000	—	—	—	—	—
	3/25/2025	—	—	—	—	—	—	15,260	462,531
	3/25/2025	—	—	—	7,630	15,260	30,520	—	596,971
Mark E. Foster	—	35,945	179,725	269,587	—	—	—	—	—
	3/25/2025	—	—	—	—	—	—	11,021	334,047
	3/25/2025	—	—	—	5,511	11,021	22,042	—	431,142

(1)
Represents bonus opportunities for 2025 corporate performance under the short-term incentive program as approved by the Compensation Committee on February 11, 2025. The actual amount awarded was determined based on the achievement of certain performance measures as described under “Short-Term Incentive Program (Cash Bonuses)” on page 29 of this proxy statement. The awards earned for such performance in 2025 were paid in February 2026, as shown in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table on page 38. Excluded from these columns is the discretionary portion of the 2025 bonus program, which are reflected in the “Bonus” column in the 2025 Summary Compensation Table.
(2)
Represents performance-based RSUs that will cliff vest in the first quarter of 2028 (subject to continuous employment or provision of services through that vesting date), with the amount of RSUs then vesting to be based on our relative TSR ranking over the three-year period ending December 31, 2027 versus a company peer group. The grant date fair value was calculated in accordance with the methodology used for financial reporting purposes based on a Monte Carlo valuation method and the probability of payout.
(3)
Represents time-based RSUs granted on March 25, 2025, which will vest in equal annual installments, with the first one-third installment vested on March 25, 2026, the second one-third installment vesting on March 25, 2027 and the final one-third installment vesting on March 25, 2028 (subject to continuous employment or provision of services through each vesting date).

Outstanding Equity Awards at Fiscal Year-End December 31, 2025

The following table presents information about our NEOs’ outstanding equity awards as of December 31, 2025. The market value of such outstanding equity awards is based on the closing price of shares of our common stock on the NYSE as of December 31, 2025 at $47.06.

	Stock awards

Name	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units that have not vested (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (2)

Danny Prosky	338,945	$15,950,752	155,393	$7,312,794
Brian S. Peay	183,453	$8,633,298	65,767	$3,094,995
Gabriel M. Willhite	150,641	$7,089,165	45,617	$2,146,736
Stefan K.L. Oh	98,674	$4,643,598	42,714	$2,010,121
Mark E. Foster	76,517	$3,600,890	33,327	$1,568,368

(1)
Represents (a) time-based RSUs that will vest in equal installments, with the first one-third installment vested on April 3, 2024, the second one-third installment vested on April 3, 2025, and the final one-third installment vested on April 3, 2026 (Mr. Prosky, 15,924 RSUs, Mr. Peay, 6,768 RSUs, Mr. Willhite, 6,768 RSUs, Mr. Oh, 3,185 RSUs, and Mr. Foster, 2,986 RSUs), subject to continuous employment or provision of services through each vesting date, (b) time-based RSUs that will vest in equal installments, with the first one-third installment vested on March 25, 2025, the second one-third installment vested on March 25, 2026, and the final one-third installment vesting on March 25, 2027 (Mr. Prosky, 61,771 RSUs, Mr. Peay, 27,454 RSUs, Mr. Willhite, 19,447 RSUs, Mr. Oh, 18,303 RSUs, and Mr. Foster, 14,871 RSUs), subject to continuous employment or provision of services through each vesting date, (c) time-based restricted stock that will vest in four equal installments, with the first one-installment vested on February 9, 2025, the second installment vested on February 9, 2026, the third installment vesting on February 9, 2027, and the fourth installment vesting on February 9, 2028 (Mr. Prosky, 166,667 shares, Mr. Peay, 111,111 shares, Mr. Willhite, 94,445 shares, Mr. Oh, 55,556 shares, and Mr. Foster, 41,667 shares), subject to continuous employment or provision of services through each vesting date, and (d) time-based RSUs that will vest in equal installments, with the first one-third installment vested on March 25, 2026, the second one-third installment vesting on March 25, 2027, and the final one-third installment vesting on March 25, 2028 (Mr. Prosky, 62,737 RSUs, Mr. Peay, 24,586 RSUs, Mr. Willhite, 16,447 RSUs, Mr. Oh, 15,260 RSUs, and Mr. Foster, 11,021 RSUs), subject to continuous employment or provision of services through each vesting date. Also included in this column are the performance-based RSUs that cliff vested in the first quarter of 2026 (subject to continuous employment or provision of services through that vesting date), based on our Normalized FFO performance during the 2023-2025 performance period (Mr. Prosky, 31,846 RSUs, Mr. Peay, 13,534 RSUs, Mr. Willhite, 13,534 RSUs, Mr. Oh, 6,370 RSUs, and Mr. Foster, 5,972 RSUs).
(2)
Represents (a) performance-based RSUs that will cliff vest in the first quarter of 2027 (subject to continuous employment or provision of services through that vesting date), which RSUs are scheduled to vest based on total shareholder return ranking as compared to a selected peer group (Mr. Prosky, 92,656 RSUs, Mr. Peay, 41,181 RSUs, Mr. Willhite, 29,170 RSUs, Mr. Oh, 27,454 RSUs, and Mr. Foster, 22,306 RSUs, each reflected at target in this footnote) and (b) performance-based RSUs that will cliff vest in the first quarter of 2028 (subject to continuous employment or provision of services through that vesting date), which RSUs are scheduled to vest based on total shareholder return ranking as compared to a selected peer group (Mr. Prosky, 62,737 RSUs, Mr. Peay, 24,586 RSUs, Mr. Willhite, 16,447 RSUs, Mr. Oh, 15,260 RSUs, and Mr. Foster, 11,021 RSUs, each reflected at target in this footnote).

2025 Option Exercises and Stock Vested

The following table sets forth, for each of our NEOs, the number of shares of our common stock that vested in 2025 as well as the value of those shares upon vesting. The value realized upon vesting is based on the closing price of shares of our common stock on the NYSE on the vesting date.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting
Danny Prosky	114,082	$3,349,095
Brian S. Peay	61,926	$1,806,946
Gabriel M. Willhite	50,169	$1,462,449
Stefan K.L. Oh	32,758	$958,103
Mark E. Foster	26,269	$767,908

Potential Payments Upon Termination or Change in Control

We maintain our Executive Severance and Change in Control Plan, or our severance plan, for the purpose of providing severance and change-of-control protections to certain key employees, including our NEOs. As described below, our severance plan provides our NEOs with, among other things, base salary, bonus and certain other payments at, following and/or in connection with certain terminations of employment or a change in control involving American Healthcare REIT. As used below, the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” shall have the respective meanings set forth in our severance plan.

Termination Without Cause or Resignation for Good Reason

Under our severance plan, in the event a participant is terminated without Cause or resigns for Good Reason, such participant will be entitled to receive the following, including any accrued obligations entitled to such participant:

•
a severance payment in an amount equal to (a) 2.0 if the participant is the Chief Executive Officer of American Healthcare REIT, 1.5 if the participant is the Executive Chairman, Chief Operating Officer, Chief Financial Officer, Chief Investment Officer, or General Counsel of American Healthcare REIT, or 1.0 if the participant holds another position; multiplied by (b) the sum of: (i) such participant’s base salary, plus (ii) such participant’s average cash bonus for the three most recent years completed prior to the termination, payable in equal installments in accordance with our normal payroll practices, commencing 60 days following the termination date;
•
for a period of time ending on the earlier to occur of (i) the completion of the applicable severance period as provided in our severance plan, and (ii) the date on which the participant becomes eligible to receive healthcare coverage from a subsequent employer, medical coverage through our group medical plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, at the same levels as would have applied if the participant’s employment had not been terminated or reimbursement of the cost of such medical coverage;
•
any retention equity grants granted to the participant that are unvested as of the termination date shall vest and, if applicable, become exercisable and any other unvested restricted stock or other equity awards issued to the participant under the 2015 Incentive Plan or otherwise by us that are outstanding on the termination date and that vest solely based on the passage of time (each, a “Time-Based Award”) shall vest and become exercisable, if applicable, as to the number of shares subject to such award that would have vested over the 12-month period following the termination date had the participant remained employed; and
•
any performance-based vesting award issued to the participant under the 2015 Incentive Plan or otherwise by us (each, a “Performance-Based Award”) that remains outstanding on the termination date shall remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.

Death or Disability

In the event that a participant’s employment is terminated due to death or Disability, such participant will be entitled to receive the following, including any accrued obligations entitled to such participant:

•
an amount equal to 0.5 multiplied by such participant’s base salary, which amount shall be paid to the participant (or, if applicable, the participant’s beneficiary or to such participant’s estate, if a participant fails to make a beneficiary designation), in equal installments in accordance with our normal payroll practices for a period of six months after the termination date starting within 60 days following the termination date;
•
the participant’s annual cash performance bonus for the year in which the termination date occurs, as determined by our Compensation Committee based on target performance for the performance period and pro-rated for the number of days from the performance period commencement to the termination date, payable at its normal time (but in no event later than March 15 of the year following the year in which the termination date occurs);
•
all unvested Time-Based Awards shall vest and become exercisable, if applicable, as to the number of shares subject to such award that would have vested (and become exercisable) over the 12-month period following the termination date had the participant remained employed; and
•
any Performance-Based Awards shall remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals and, to the extent earned (if at all), shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.

Change in Control without Termination

In the event a Change in Control occurs:

•
any Time-Based Award that is then outstanding shall vest and, if applicable, become exercisable immediately prior to the Change in Control subject to the participant’s continued employment until immediately prior to such Change in Control; and
•
any Performance-Based Award that is then outstanding and that is not continued, converted, assumed or replaced with a substantially similar award by us or a successor entity in connection with the Change in Control (in each case, such award being considered “Assumed”), shall vest and, if applicable, become exercisable immediately prior to the Change in Control based on actual achievement of the applicable performance goals through the date of the Change in Control, as determined in the sole discretion of our Compensation Committee prior to consummation of the Change in Control.

Change in Control Followed by Termination Without Cause or Resignation for Good Reason

In the event a Change in Control occurs and, during the period beginning on the date of the Change in Control and continuing through the twelve (12) month period following such Change in Control, a participant is terminated without Cause (other than by reason of the death or Disability of such participant) or a participant resigns for Good Reason, such participant shall be entitled to receive each of the following, including any accrued obligations entitled to such participant:

•
a Change in Control severance payment, in an amount equal to (a) 2.5 if the participant is the Chief Executive Officer of American Healthcare REIT, or 2.0 if the participant is not the Chief Executive Officer of American Healthcare REIT, multiplied by (b) the sum of (i) the participant’s base salary; plus (ii) the participant’s average cash bonus for the three most recent years completed prior to the termination, which amount shall be paid to the participant in a lump sum within 60 days following the termination date;
•
continuing medical coverage or a corresponding payment as described above under “Termination Without Cause or Resignation for Good Reason”; and
•
any Performance-Based Award that was Assumed in connection with such Change in Control and that remains unvested on the termination date shall, to the extent such award remains subject to performance-based vesting as of the termination date, remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.

The following table presents the amount of compensation payable to each of our NEOs as if the triggering termination event described above and pursuant to our severance plan, or a change in control without a termination, had occurred on December 31, 2025.

Name	Benefit	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability ($)	Change in Control without Termination ($) (2)	Termination Without Cause or Resignation for Good Reason within 12 months following Change in Control ($)

Danny Prosky	Severance Payment	3,708,000	1,200,000	—	4,635,000
	Medical Coverage (1)	41,992	—	—	52,490
	Accelerated Vesting of Time-Based Awards	5,801,416	5,801,416	14,452,079	14,452,079
	Accelerated or Continued Vesting of Performance- Based Awards (3)	4,356,100	4,356,100	8,811,467	4,356,100
Brian S. Peay	Severance Payment	1,819,425	787,500	—	2,425,900
	Medical Coverage (1)	33,232	—	—	44,310
	Accelerated Vesting of Time-Based Awards	3,093,113	3,093,113	7,996,388	7,996,388
	Accelerated or Continued Vesting of Performance- Based Awards (3)	1,878,352	1,878,352	3,731,905	1,878,352
Gabriel M. Willhite	Severance Payment	1,641,525	712,500	—	2,188,700
	Medical Coverage (1)	140	—	—	187
	Accelerated Vesting of Time-Based Awards	2,515,592	2,515,592	6,452,255	6,452,255
	Accelerated or Continued Vesting of Performance- Based Awards (3)	1,410,723	1,410,723	2,783,646	1,410,723
Stefan K.L. Oh	Severance Payment	1,395,056	660,000	—	1,860,075
	Medical Coverage (1)	44,377	—	—	59,170
	Accelerated Vesting of Time-Based Awards	1,691,383	1,691,383	4,343,826	4,343,826
	Accelerated or Continued Vesting of Performance- Based Awards (3)	1,175,028	1,175,028	2,309,893	1,175,028
Mark E. Foster	Severance Payment	1,099,910	454,250	—	1,466,546
	Medical Coverage (1)	33,232	—	—	44,310
	Accelerated Vesting of Time-Based Awards	1,316,880	1,316,880	3,319,848	3,319,848
	Accelerated or Continued Vesting of Performance- Based Awards (3)	955,417	955,417	1,849,411	955,417

(1)
Represents the cost of medical insurance coverage for each NEO at the same annual level as in effect immediately preceding December 31, 2025 for a period of time equal to the applicable multiple set forth in our severance plan.

Such amounts are paid in equal installments over an annual period equal to the respective severance multiple (i.e., 2.5 years, 2 years, 1.5 years or 1 year). A lesser amount may be due if the NEO becomes eligible to receive healthcare coverage from a subsequent employer.
(2)
Amounts in this column represent the value of accelerated vesting of time-based RSUs, and with respect to the performance-based RSUs, further assumes that such RSUs are not continued, converted, assumed or replaced in connection with the change in control.
(3)
In order to calculate the value of the accelerated or continued vesting of performance-based awards for the purpose of this table, for performance-based awards for which the performance period has not yet been completed, we have assumed target performance, and for performance-based awards for which the performance period had been completed as of December 31, 2025, we reflected actual performance results.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our Chief Executive Officer, or CEO, to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

To identify the “median employee” from our employee population, we determined the annual total compensation of each of our employees as of December 31, 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We annualized base wages of any permanent employees who were employed for less than the full year or on unpaid leave during 2025, and we did not otherwise annualize or make any cost-of-living or other adjustments to employee compensation. Our employee population, including all full- and part-time employees, as of December 31, 2025 consisted of approximately 121 individuals, all of whom were located in the United States.

For 2025, our last completed fiscal year, annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $6,685,948 as disclosed on page 38. The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $137,525. Based on this information, the ratio of our CEO's annual total compensation to our median employee's annual total compensation for fiscal year 2025 is 48.6 to 1. The SEC's rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Pay v. Performance Table

The following table sets forth information regarding our company’s performance and the “compensation actually paid” to our Named Executive Officers, as calculated in accordance with SEC disclosure rules:

			Average Summary Compensation Table	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based On: (4)
Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Total for Non-PEO Named Executive Officers ($) (2)	Non-PEO Named Executive Officers ($) (3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($)	Normalized FFO ($) (5)

2025	6,685,948	20,630,790	2,397,185	7,070,730	385.26	181.49	70,818,000	286,489,000
2024	7,675,817	15,367,346	3,284,313	6,207,563	226.64	140.07	(35,600,000)	184,922,000
2023	3,784,680	2,972,331	1,530,133	1,236,182	N/A	N/A	(76,887,000)	92,368,000
2022	1,824,355	2,343,335	884,068	991,621	N/A	N/A	(73,383,000)	131,934,000
2021	2,398,043	2,398,043	1,235,471	1,235,471	N/A	N/A	(53,269,000)	78,153,000

(1)
The Principal Executive Officer, or PEO, for each of the applicable years was Danny Prosky. Mr. Hanson served as our Chief Executive Officer and Chairman of the Board of Directors from January 2015 until October 2021. However, Mr. Hanson only received compensation from us in 2021 for his role as Executive Chairman of the Board of Directors, a position he held from October 2021 until June 2022. The non-PEO NEOs for each of the applicable years were as follows:
•
2022-2025: Brian S. Peay, Gabriel M. Willhite, Stefan K.L. Oh and Mark E. Foster
•
2021: Brian S. Peay, Jeffrey T. Hanson, Mathieu B. Streiff, Stefan K.L. Oh and Gabriel M. Willhite

Compensation amounts for 2021 reflect compensation paid to our executive officers for the period from October 1, 2021 through December 31, 2021. Until October 1, 2021, our executive officers were officers of our former advisor and affiliates and were compensated by such entities for their services to us.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable period in the case of Mr. Prosky, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable period for our NEOs for the applicable year other than the principal executive officer for such years.
(3)
To calculate “Compensation Actually Paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Prosky and for the average of the other NEOs is set forth following the footnotes to this table.
(4)
There was no public market for our common stock, and, thus, no total shareholder return value can be calculated for periods prior to February 9, 2024. Pursuant to the rules of the SEC, for 2024, the comparison assumes that $100 was invested with respect to our common stock on February 9, 2024. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
As noted in the “Compensation Discussion and Analysis” section above, Normalized FFO represents a key component of our executive compensation program, with Normalized FFO representing 60% of the weighting of the corporate portion of the annual cash bonus program. Please see page 30 in the “Compensation Discussion and Analysis” section for information regarding how we calculate Normalized FFO for our incentive program.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)(a)	Minus Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($)(b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(c)	Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(d)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(e)	Plus/ (Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(f)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(g)	Plus/ (Minus) Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(h)	Minus Fair Value as of Prior Fiscal Year- End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(i)	Equals Compensation Actually Paid ($)

PEO
2025	6,685,948	—	—	(4,355,829)	8,328,337	9,865,449	—	106,885	—	20,630,790
2024	7,675,817	—	—	(5,615,549)	14,215,400	(560,997)	—	(347,325)	—	15,367,346
2023	3,784,680	—	—	(1,999,991)	1,500,009	(234,279)	—	(78,088)	—	2,972,331
2022	1,824,355	—	—	—	—	515,184	—	3,796	—	2,343,335
2021	2,398,043	—	—	(2,000,003)	2,000,003	—	—	—	—	2,398,043
Other NEOs (Average) (j)
2025	2,397,185	—	—	(1,168,403)	2,233,984	3,574,934	—	33,030	—	7,070,730
2024	3,284,313	—	—	(2,199,158)	5,428,483	(123,661)	—	(182,414)	—	6,207,563
2023	1,530,133	—	—	(618,753)	464,069	(125,113)	—	(14,154)	—	1,236,182
2022	884,068	—	—	(39,062)	48,828	97,099	—	688	—	991,621
2021	1,235,471	—	—	(1,022,340)	1,022,340	—	—	—	—	1,235,471

(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(b)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(c)
Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)
Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(g)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(i)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(j)
See footnote 1 above for the non-PEO NEOs included in the average for each year.

Description of Relationship between Executive Compensation Actually Paid and Company Performance

We are required to describe the relationship between the “Compensation Actually Paid,” or CAP, as calculated in accordance with the SEC disclosure rules, and various financial performance measures, including total shareholder return. From February 9, 2024 through December 31, 2025, the cumulative total shareholder return on a fixed initial investment of $100 in the company and our peer group was $385.26 and $181.49, respectively. Our compensation actually paid for our CEO and other NEOs increased by 34.3% and 13.9%, respectively, from December 31, 2024 to December 31, 2025.

The charts below show Mr. Prosky’s and the average of our other NEOs’ pay compared to our net income (loss) and Normalized FFO (in millions):

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2025. Please see the “Compensation Discussion & Analysis” for a further description of the metrics used in our company’s executive compensation program.

•
Total Shareholder Return
•
Normalized FFO per Share
•
Same-Store NOI Growth
•

COMPENSATION OF DIRECTORS

Director Compensation

If a director is also one of our employees, we do not pay any additional compensation to that person for services rendered as a director. Our director compensation program is designed with the goals of attracting and retaining highly qualified individuals to serve as directors and to fairly compensate them for their time and efforts. Pursuant to such goals, for 2025, we increased annual equity compensation for independent directors from $95,000 to $110,000, beginning with the annual equity grants on June 25, 2025. Effective as of July 1, 2025, we also increased the additional cash compensation for service on certain committees of the Board as follows in order to better align with the compensation programs among publicly listed peers:

•
Compensation Committee and Nominating and Corporate Governance Committee Chairs: Annual cash retainers increased from $12,500 to $20,000;
•
Audit Committee Chair: Annual cash retainer increased from $20,000 to $25,000;
•
Compensation Committee and Nominating and Corporate Governance Committee Members: Annual cash retainer of $5,000 was implemented.

The below table indicates the total amount of compensation that our independent directors received in the year ended December 31, 2025:

2025 Annual Director Compensation	2025 Additional Annual Compensation

$110,000
$85,000
Annual Equity Compensation
Annual Cash Compensation

	Lead Independent Director	$100,000

	Audit Committee
	Chair	$22,500
	Member	$5,000

	Compensation Committee
	Chair	$16,250
	Member	$2,500

	Nominating & Corporate Governance Committee
	Chair	$16,250
	Member	$2,500

Our independent directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board meetings or Board Committee meetings. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.

The following table sets forth certain information with respect to our director compensation for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Jeffrey T. Hanson (4)	185,000	109,999	15,563	310,562
Danny Prosky (4)	—	—	—	—
Mathieu B. Streiff (4)	85,000	109,999	15,563	210,562
Scott A. Estes	112,500	109,999	17,374	239,873
Brian J. Flornes	108,750	109,999	28,905	247,654
Dianne Hurley	108,750	109,999	28,905	247,654
Marvin R. O’Quinn	87,500	109,999	16,541	214,040
Valerie Richardson	90,000	109,999	16,541	216,540
Wilbur H. Smith III	87,500	109,999	28,905	226,404

(1)
Amounts reported in this column represent the annual retainer fees received by each individual who served as a non-employee director during 2025.
(2)
Amounts reported in this column represent the grant date fair value of the awards granted to the non-employee directors during the year ended December 31, 2025, as determined in accordance with Financial Accounting Standards Board ASC, Topic 718, Compensation — Stock Compensation, or FASB ASC Topic 718. The following table shows the aggregate number of nonvested shares of our restricted common stock held by each non-employee director as of December 31, 2025:

Director	Nonvested Shares of Our Restricted Common Stock (#)

Hanson	3,042
Prosky	—
Streiff	3,042
Estes	3,042
Flornes	3,042
Hurley	3,042
O’Quinn	3,042
Richardson	3,042
Smith	3,042
(3)
Amounts reported in this column reflect the dollar value of distributions paid in connection with the stock awards granted to our independent directors or non-employee directors.
(4)
Messrs. Hanson, Prosky and Streiff were not independent directors in 2025.

EQUITY COMPENSATION PLAN INFORMATION

We adopted the 2015 Incentive Plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to the 2015 Incentive Plan is 4,000,000. In addition, we adopted the American Healthcare REIT, Inc. Employee Stock Purchase Plan, or the ESPP. The maximum number of shares of our common stock that may be issued pursuant to the ESPP is 1,000,000. Lastly, we adopted the American Healthcare REIT, Inc. 2025 Manager Equity Plan, or the Manager Equity Plan. The maximum number of shares of our common stock that may be issued pursuant to the Manager Equity Plan is 1,000,000. The following table provides information regarding the 2015 Incentive Plan, the ESPP, and the Manager Equity Plan as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (#)

Equity compensation plans approved by security holders	1,429,574	(1)	—	3,153,970	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,429,574			3,153,970

(1)
Reflects performance-based and time-based RSUs representing the right to receive shares of our common stock upon vesting. The number set forth in the table above reflects the maximum number of shares of our common stock potentially issuable upon vesting. These performance-based and time-based RSUs do not have voting rights. The performance-based RSUs will cliff vest in the first quarter of 2026, 2027 and 2028 (subject to continuous employment or provision of services through that vesting date) with the amount vesting depending on meeting certain key performance criteria as further described in this proxy statement, the 2015 Incentive Plan, and the 2025 Manager Equity Plan. The time-based RSUs will vest 33.33% over three years (subject to continuous employment or service from the vesting commencement date through each vesting date). For details regarding our grants under the incentive plan of time-based restricted common stock to our executive officers, key employees and independent directors, see the “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Program (Equity-Based Compensation)” and “Compensation of Directors” sections above.
(2)
Includes 1,000,000 shares available under our ESPP and 1,000,000 shares available under the Manager Equity Plan. The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 1, 2026, the number of shares of our common stock and limited operating partnership units, or OP Units, beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of any class of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentages of common stock beneficially owned include an aggregate of 191,870,178 shares of our common stock outstanding as of April 1, 2026 and excludes an aggregate of 1,936,425 Units outstanding and held by third parties as of April 1, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The address for each of the beneficial owners named in the following table, unless otherwise stated, is 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (#)	Number of OP Units Beneficially Owned (#)		Percentage of All Common Stock

BlackRock, Inc. (2) 50 Hudson Yards, New York, NY 10001	24,609,199	—		12.8%
Danny Prosky (3)	556,468	1,268,643	(4)	*
Brian S. Peay (5)	182,161	—		*
Gabriel M. Willhite (6)	151,819	—		*
Stefan K.L. Oh (7)	98,615	—		*
Mark E. Foster (8)	59,107	—		*
Jeffrey T. Hanson (9)	52,183	1,268,643	(4)	*
Mathieu B. Streiff	189,779	1,268,643	(4)	*
Scott A. Estes	18,895	—		*
Brian J. Flornes	30,426	—		*
Dianne Hurley	31,443	—		*
Marvin R. O’Quinn	18,062	—		*
Valerie Richardson	18,062	—		*
Wilbur H. Smith III	32,419	—		*
All directors and executive officers as a group (13 persons)	1,439,439	1,268,643		*

* Represents less than 1.0% of our outstanding common stock.

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants or similar rights held by the respective person or group that may be exercised within 60 days following April 1, 2026. To our knowledge, except as otherwise indicated by footnote (2) and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)
Beneficial share ownership information is given as of December 31, 2025 and was obtained from a Schedule 13G/A filed with the SEC on February 6, 2026 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power of 24,031,108 shares of our common stock and sole dispositive power over 24,609,199 shares of our common stock.
(3)
Excludes (a) 72,711 shares of common stock underlying unvested time-based RSUs and (b) 310,786 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(4)
Represents OP Units held by AHI Group Holdings, which may be redeemed for shares of our common stock on a one-for-one basis. Voting and investment determinations with respect to the securities held by AHI Group Holdings are made by Danny Prosky, Jeffrey T. Hanson and Mathieu B. Streiff. Accordingly, each of the individuals named herein may be deemed to share beneficial ownership of the securities held of record by AHI Group Holdings.

(5)
Excludes (a) 45,232 shares of common stock underlying unvested time-based RSUs and (b) 161,762 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(6)
Excludes (a) 31,006 shares of common stock underlying unvested time-based RSUs and (b) 111,868 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(7)
Excludes (a) 28,836 shares of common stock underlying unvested time-based RSUs and (b) 104,448 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(8)
Excludes (a) 21,294 shares of common stock underlying unvested time-based RSUs and (b) 79,674 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(9)
Excludes (a) 42,756 shares of common stock underlying unvested time-based RSUs and (b) 85,512 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above). Additionally, if Mr. Hanson’s service as our Interim Chief Executive Officer and President ends prior to December 31, 2026, he will only receive a pro-rated portion of the RSUs based on the portion of the 2026 calendar year during which he served as our Interim Chief Executive Officer and President.

None of the above shares have been pledged as security.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures with Respect to Related Person Transactions

Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000 and a member of our Board or Directors, an executive officer, or a holder of more than 5.0% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. We have adopted a written statement of policy regarding transactions with related parties. Our related party transaction policy requires all “related party transactions” to be promptly disclosed to our general counsel. All related party transactions must be approved or ratified by our Nominating and Corporate Governance Committee. As a general rule, directors interested in a related party transaction will recuse themselves from any discussion or vote on a related party transaction in which they have an interest. Our Nominating and Corporate Governance Committee will consider all relevant facts and circumstances when deliberating such transactions, including whether such transactions are in the best interests of our company and our stockholders.

The following is a summary of related party transactions other than compensation arrangements, which are described above under the sections entitled “Compensation Discussion and Analysis,” “Executive Compensation Tables and Related Information” and “Compensation of Directors.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the maximum extent permitted under Maryland law and our Charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified upon our receipt of certain affirmations and undertakings. There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Lock-Up Agreements

In connection with the public offering of 9,315,000 shares of common stock for a total of $447.1 million in gross offering proceeds in November 2025, we entered into lock-up agreements with each of our directors and executive officers on November 21, 2025, pursuant to which each such individual agreed not to transfer shares of our of our common stock held or subsequently acquired by such individual for the applicable lock-up period. For each of such directors and officers, the applicable period began as of November 21, 2025 and ended on December 21, 2025.

Related Party Transaction Policy

We have adopted a written statement of policy regarding transactions with related parties, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to us any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. We will then promptly communicate that information to our Nominating and Corporate Governance Committee. No related person transaction will be executed without the approval or ratification of our Nominating and Corporate Governance Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

Our Audit Committee has appointed Deloitte & Touche to continue as our independent registered public accounting firm for the year ending December 31, 2026; provided, however, that our Audit Committee seeks the ratification of the appointment by our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will reconsider whether to retain Deloitte & Touche but may decide to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our stockholders.

Representatives of Deloitte & Touche are expected to be present at the 2026 Annual Meeting of Stockholders. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The proposal to ratify the appointment of Deloitte & Touche requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” will be considered a vote in favor of the proposal to ratify the appointment of Deloitte & Touche. A properly executed proxy card, or instruction by telephone or the Internet, indicating “AGAINST” will be considered a vote against the proposal to ratify the appointment of Deloitte & Touche. For purposes of the proposal to ratify the appointment of Deloitte & Touche, abstentions will have no impact, and no broker non-votes are anticipated.

Our Audit Committee and our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2026, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM; AUDIT AND NON-AUDIT FEES

Deloitte & Touche has served as our independent registered public accounting firm and audited our consolidated financial statements since January 27, 2015.

The following table lists the fees for services provided by our independent registered public accounting firm for 2025 and 2024:

Services	2025	2024
Audit fees (1)	$3,278,000	$3,263,000
Audit-related fees (2)	—	65,000
Tax fees (3)	213,000	336,000
All other fees	—	—
Total	$3,491,000	$3,664,000

(1)
Audit fees consist of fees related to the 2025 and 2024 audit of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements. Audit fees also relate to statutory and regulatory audits, consents, comfort letters and other services related to filings with the SEC in the year the services were rendered.
(2)
Audit-related fees primarily relate to, among other things, compliance audits and financial accounting and reporting consultations in the year the services were rendered.
(3)
Tax services consist of tax compliance and tax planning and advice in the year the services were rendered.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC. All services rendered by Deloitte & Touche for the years ended December 31, 2025 and 2024 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Pursuant to the Audit Committee charter adopted by our Board of Directors, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial reporting process. The Audit Committee is composed of three of our independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2025 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the company.

The Audit Committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee discussed with Deloitte & Touche the overall scope and plans for the audit. The Audit Committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the company.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and in connection therewith, the Audit Committee discussed with the independent auditors their views as to their independence.

Based on the reports and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2025 Annual Report on Form 10-K filed with the SEC on February 27, 2026.

MEMBERS OF THE AUDIT COMMITTEE:
Scott A. Estes (Chairman)
Brian J. Flornes
Dianne Hurley

The preceding “Audit Committee Report to Stockholders” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that American Healthcare REIT specifically incorporates it by reference into such filing.

PROPOSAL TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

(Proposal No. 3)

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our NEOs, as disclosed in this proxy statement in accordance with the SEC’s rules.

Say on Pay Vote Mechanics

We are asking our stockholders to provide advisory (non-binding) approval of the compensation paid to our NEOs for the year ended December 31, 2025, as described in the “Compensation Discussion and Analysis” section and the compensation tables and narrative disclosures of this proxy statement (beginning on page 23).

This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as described in this proxy statement.

Highlights of our Executive Compensation Program

We believe that our executive compensation program:

•
Aligns executive compensation to business objectives and overall company performance;
•
Attracts, retains, and motivates highly-qualified executives;
•
Balances the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years; and
•
Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) no minimum guaranteed base salary increases and (ii) no significant perquisites.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal, if a quorum is present. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” will be considered a vote in favor of the advisory (non-binding) approval of the compensation paid to our NEOs for the year ended December 31, 2025. A properly executed proxy card, or instruction by telephone or the Internet, indicating “AGAINST” will be considered a vote against the proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.

Our Board of Directors recommends a vote FOR the say on pay proposal, as stated by the following resolution:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table, and the other related tables and disclosures.”

The say on pay vote is advisory, and therefore not binding on the company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

DIRECTOR NOMINATIONS AND PROPOSALS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2027 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary, no later than December 10, 2026, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to nominate an individual to our Board of Directors or present a proposal at our 2027 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2027 proxy materials, our Bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 10, 2026, and no later than 5:00 p.m., Pacific Time, on December 10, 2026. Stockholders are advised to review our Bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. In addition, to comply with the universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS

Distribution of Materials; Other Business

On or about April 9, 2026, we will send a proxy card together with this proxy statement to all stockholders of record at the close of business on April 1, 2026. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are company stockholders will be “householding” our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:

American Healthcare REIT, Inc.

18191 Von Karman Avenue, Suite 300

Irvine, CA 92612

Attention: Secretary

(949) 270-9200

We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

APPENDIX A:

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Non-GAAP Financial Measures

This Proxy Statement includes certain financial performance measures not defined by GAAP. We believe that these non-GAAP financial measures, such as Cash NOI and Same-Store NOI (defined below), are appropriate supplemental performance measures to reflect the performance of our operating assets because Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community and are useful to investors in understanding the profitability and operating performance of our property portfolio. However, our use of the terms Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this Proxy Statement.

Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.

Cash NOI

Cash net operating income, or Cash NOI, is defined as NOI but excluding the impact of, without duplication, (1) non-cash items, such as straight-line rent and the amortization of lease intangibles; (2) third-party facility rent payments; and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include pro-rata ownership and other adjustments.

Same-Store

Same-Store refers to properties owned or consolidated for the full period in both comparison periods and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale, or classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.

Same-Store NOI

Same-store net operating income, or Same-Store NOI, is defined as Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.

FFO

Funds from operations, or FFO, is defined as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment writedowns of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures.

Normalized FFO

Normalized funds from operations, or Normalized FFO, is defined as FFO further adjusted for the following items included in the determination of GAAP net income (loss): transaction, transition and restructuring costs; amounts relating to changes in deferred rent and amortization of above- and below-market leases, which are adjusted in order to reflect such payments from a GAAP accrual basis; the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the non-cash effect of income tax benefits or expenses; capitalized interest; impairments of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.

AMERICAN HEALTHCARE REIT, INC.

FFO and Normalized FFO Reconciliation

For the Years Ended December 31, 2025 and 2024

(In thousands, except share and per share amounts) (Unaudited)

	Year Ended December 31,
	2025	2024
Net income (loss)	$70,818	$(35,600)
Depreciation and amortization related to real estate — consolidated properties	187,237	179,040
Depreciation and amortization related to real estate — unconsolidated entities	1,034	1,186
Impairment of real estate investments — consolidated properties	49,935	45,755
Loss (gain) on dispositions of real estate investments, net — consolidated properties	2,965	(5,213)
Gain on re-measurement of previously held equity interest	(14,580)	—
Net income attributable to noncontrolling interests	(1,012)	(2,212)
Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(3,063)	(17,851)
NAREIT FFO attributable to controlling interest	$293,334	$165,105

Transaction, transition and restructuring costs	$5,103	$7,141
Amortization of above- and below-market leases	1,386	1,692
Amortization of closing costs — debt security investment	72	324
Change in deferred rent	(2,604)	(2,411)
Non-cash impact of changes to equity instruments	14,621	9,367
Capitalized interest	(1,484)	(334)
Loss on debt and derivative extinguishments	1,830	5,382
Loss (gain) in fair value of derivative financial instruments	1,034	(1,030)
Foreign currency (gain) loss	(3,175)	774
Non-cash income tax benefit	(23,699)	—
Adjustments for unconsolidated entities	4	(320)
Adjustments for noncontrolling interests	67	(768)
Normalized FFO attributable to controlling interest	$286,489	$184,922
NAREIT FFO and Normalized FFO weighted average common share outstanding — diluted	166,849,603	131,211,731
NAREIT FFO per common share attributable to controlling interest — diluted	$1.76	$1.26
Normalized FFO per common share attributable to controlling interest — diluted	$1.72	$1.41

AMERICAN HEALTHCARE REIT, INC.

Adjusted EBITDA Reconciliation

For the Three Months Ended December 31, 2025

(In thousands) (Unaudited)

Net income	$10,940
Interest expense, net (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	19,806
Income tax benefit	(2,415)
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	55,786
EBITDA	84,117
Income from unconsolidated entities	(657)
Straight line rent and amortization of above/below market leases	(867)
Non-cash impact of changes to equity instruments	5,451
Transaction, transition and restructuring costs	3,295
Loss on dispositions of real estate investments, net	621
Amortization of closing costs — debt security investment	12
Foreign currency loss	6
Gain in fair value of derivative financial instruments	(179)
Impairment of real estate investments	11,802
Non-recurring one-time items	(863)
Adjusted EBITDA	$102,738

AMERICAN HEALTHCARE REIT, INC.

NOI and Cash NOI Reconciliation

For the Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Year Ended December 31,
	2025	2024
Net income (loss)	$70,818	$(35,600)
General and administrative	58,735	47,559
Transaction, transition and restructuring costs	5,103	7,141
Depreciation and amortization	187,559	179,192
Interest expense	85,775	127,730
Loss (gain) in fair value of derivative financial instruments	1,034	(1,030)
Loss (gain) on dispositions of real estate investments, net	2,965	(5,213)
Impairment of real estate investments	49,935	45,755
Loss from unconsolidated entities	1,967	6,868
Gain on re-measurement of previously held equity interest	(14,580)	—
Foreign currency (gain) loss	(3,175)	774
Other income, net	(8,805)	(11,353)
Income tax (benefit) expense	(22,171)	1,713
Net operating income	415,160	363,536
Straight line rent	(3,079)	(3,234)
Facility rental expense	28,656	31,989
Other non-cash adjustments	680	1,187
Cash NOI from dispositions	(689)	(2,508)
Cash NOI attributable to noncontrolling interests (1)	(1,008)	(1,002)
Cash NOI	$439,720	$389,968

(1)
All periods are based upon current quarter’s ownership percentage.

AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation

For the Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Year Ended December 31,
	2025	2024
ISHC
NOI	$237,002	$189,273
Facility rental expense	28,656	31,989
Cash NOI from dispositions	(472)	(341)
Cash NOI (1)	265,186	220,921
New acquisitions/dispositions/other (1)	(17,092)	(9,832)
Non-Core Properties (1)	(563)	(2,042)
Other normalizing adjustments (1)	1,044	974
Same-Store NOI (1)	$248,575	$210,021

Outpatient Medical
NOI	$77,416	$83,855
Straight line rent	(1,038)	(568)
Other non-cash adjustments	(217)	252
Cash NOI from dispositions	(309)	(261)
Cash NOI	75,852	83,278
Dispositions	—	(2,119)
Non-Core Properties	(2,607)	(9,113)
Other normalizing adjustments	337	—
Same-Store NOI	$73,582	$72,046

SHOP
NOI	$63,973	$40,632
Cash NOI from dispositions	92	—
Cash NOI attributable to noncontrolling interests (2)	(242)	(250)
Cash NOI (2)	63,823	40,382
New acquisitions/dispositions	(19,397)	(6,960)
Development conversion	1,281	2,290
Non-Core Properties	457	536
Other normalizing adjustments	325	877
Same-Store NOI (2)	$46,489	$37,125

Triple-Net Leased Properties
NOI	$36,769	$49,776
Straight line rent	(2,041)	(2,666)
Other non-cash adjustments	897	935
Cash NOI from dispositions	—	(1,906)
Cash NOI attributable to noncontrolling interest (2)	(766)	(752)
Cash NOI	34,859	45,387
Debt security investment	(4,976)	(8,690)
Dispositions	—	(6,454)
Non-Core Properties	(618)	(1,120)
Same-Store NOI	$29,265	$29,123

AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation — (Continued)

For the Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Year Ended December 31,
	2025	2024
Total Portfolio
NOI	$415,160	$363,536
Straight line rent	(3,079)	(3,234)
Facility rental expense	28,656	31,989
Other non-cash adjustments	680	1,187
Cash NOI from dispositions	(689)	(2,508)
Cash NOI attributable to noncontrolling interests (2)	(1,008)	(1,002)
Cash NOI (1) (2)	439,720	389,968
Debt security investment	(4,976)	(8,690)
New acquisitions/dispositions/other (1)	(36,489)	(25,365)
Development conversion	1,281	2,290
Non-Core Properties (1)	(3,331)	(11,739)
Other normalizing adjustments (1)	1,706	1,851
Same-Store NOI (1) (2)	$397,911	$348,315

(1)
Prior periods’ information is presented to reflect the increase in ownership to 100% in the Company's ISHC segment effective September 2024.
(2)
All periods are based upon current quarter’s ownership percentage.

American Healthcare REIT logo 18191 VON KARMAN AVENUE, SUITE 300 IRVINE. CA 92612 SCAN TO VIEW MATERIAL & VOTE VOTE BY INTERNET·WWW proxyvote com or scan the QR Barcode above Use the Internet to transmit your votinginstruc1ionsand for electronic delivery of information up until11:59 p.m. Eastern Time on June 23, 2026. If you vote by Internet, you do not have to return your paper ballot. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY Of FUTUREPROXY MATERIALS If you would like to reduce the costs incurred by our cCNT1pany in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via es-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE· 1-800-690-6903 Call toll-free on any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23. 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Completed proxy cards must be received by June 23, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUEOR BLACK INK AS FOLLOWS: V87914-P47284 KEEP THISPORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AMERICAN HEALTHCARE REIT, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN ITEM1.

1.For the election of Jeffrey T. Hanson, Danny Prosky, Mathieu B. Streiff, Scott A. Estes, Brian J. Flornes, Dianne Hurley, Marvin R. O’Quinn, Valerie Richardson and Wibur H. Smith III to serve as Directors until the Annual Meeting of Stockholders of American Healthcare REIT, Inc. to be held in the year 2027 and until or her successor is duly elected and qualifies. Nominees: For Withhold THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS. For Against Abstain 1a. Jeffrey T. Hanson 1b Danny Prosky 1c. Mathieu B. Streiff 1d. Scott A. Estes 1e Brian J. Flornes 1f Dianne Hurley 1g. Marvin R. O'Quinn 1h. Valetie Richardson 1i Wilbur H. Smith III 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2025. NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, the signature of one shall bind all unless the secretary of the company is given written notice of the contrary and furnished with a copy of the instrument or order which so provides. Signature(PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2026 Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. V87915-P47284 AMERICAN HEALTHCARE REIT, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PLEASE VOTE BY JUNE 23, 2026

The undersigned stockholder of American Healthcare REIT, Inc., a Maryland corporation, hereby appoints Mark E. Foster and Gabriel M. Willhite, and each of them, as proxies and attorneys-in-fact for the undersigned with full power of substitution in each of them as determined by the American Healthcare REIT, Inc. Board of Directors, on behalf and in the name of the undersigned, to attend the 2026 Annual Meeting of Stockholders of American Healthcare REIT, Inc. to be held on June 24, 2026 at 8:00 A.M. Pacific Time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and any and all adjournments and postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. This proxy is solicited on behalf of the American Healthcare REIT, Inc. Board of Directors. In accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein. When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR" each of the nominees named in Item 1 and "FOR" Items 2 and 3. Continued and to be signed on reverse side